UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_________________________________________________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PEABODY ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 2022
PROXY STATEMENT
2022

Our mission is to create superior value for shareholders as the leading global supplier of coal, which enables economic prosperity and a better quality of life.

Our Values
•Safety: We commit to safety and health as a way of life.
•Customer Focus: We provide customers with quality products and excellent service.
•Leadership: We have the courage to lead, and do so through inspiration, innovation, collaboration, and execution.
•People: We offer an inclusive work environment and engage, recognize, and develop employees.
•Excellence: We are accountable for our own success. We operate cost-competitive mines by applying continuous improvement and technology-driven solutions.
•Integrity: We act in an honest and ethical manner.
•Sustainability: We take responsibility for the environment, benefit our communities, and restore the land for generations that follow.

Peabody Plaza
701 Market Street
St. Louis, Missouri 63101
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2022
Peabody Energy Corporation (“Peabody” or the “Company”) will hold its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) at the Marriott St. Louis West, 660 Maryville Centre Drive, St. Louis, Missouri 63141 and virtually via the internet at www.virtualshareholdermeeting.com/BTU2022 on Thursday, May 5, 2022, at 9:00 a.m. Central Time to:
1.Elect nine directors for a one-year term;
2.Approve, on an advisory basis, our named executive officers’ compensation;
3.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022; and
4.Transact any other business as may properly come before the 2022 Annual Meeting and any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 10, 2022, as the record date for determining stockholders of Peabody entitled to receive notice of and vote at the 2022 Annual Meeting and any adjournment or postponement thereof.
In light of potential concerns relating to the coronavirus (COVID-19), we strongly encourage you to vote your shares by proxy prior to the 2022 Annual Meeting and, if you plan to attend the 2022 Annual Meeting, to consider doing so virtually via the internet. If we determine it is not possible or advisable to allow stockholders to attend the 2022 Annual Meeting in person, we will announce the decision to hold the meeting virtually only over the internet in advance. Whether you attend the meeting in person or virtually, you will be able to vote your shares and participate in the meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE 2022 ANNUAL MEETING IN PERSON OR VIRTUALLY VIA THE INTERNET, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Scott T. Jarboe
Chief Administrative Officer and Corporate Secretary

March 24, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2022.
The Notice of Annual Meeting, Proxy Statement, and Annual Report for the fiscal year ended
December 31, 2021, are available at www.proxyvote.com.

IMPORTANT NOTICE REGARDING ADMISSION TO THE 2022 ANNUAL MEETING
We ask that stockholders or their legal proxy holders who wish to attend the 2022 Annual Meeting preregister with Peabody’s Investor Relations Department no later than 5:00 p.m. Central Time on Friday, April 29, 2022. For complete instructions for preregistering, see page 72 of this Proxy Statement.

Dear Fellow Stockholder:
It is my pleasure to invite you to attend the 2022 Annual Meeting of Stockholders on Thursday, May 5, 2022. We will again be hosting a hybrid annual meeting this year in St. Louis, Missouri, and online.

2021 was a pivotal year for Peabody, despite the pressures that COVID-19 and its variants continue to inflict on global economies. Your Company earned $360 million in income attributable to common shareholders and Adjusted EBITDA* of $917 million while generating Free Cash Flow* of $289 million. In the second half of 2021, as economies around the world began recovering from the impacts of COVID, there was a robust increase in demand and price for our products globally. The Company was able to benefit from this resurgence of demand, with our operations positioned to deliver our essential products and capture price improvements while keeping focused on working safely and responsibly. As a result, from a total shareholder return perspective, shares of BTU gained more than 300% over the full year, reflecting our improved financial position and future prospects.

This year, we continued to advance actions to position the Company for a bright future and to be resilient in all market cycles. In 2021 we further improved our capital structure with $270 million of net proceeds generated through at-the-market common share issuances which were used to reduce the Company’s senior secured debt levels; also, through open market purchases and debt-for-equity exchanges, the Company reduced principal debt by more than $400 million in the year. We continued initiatives to improve cost per ton and to achieve productivity efficiencies across the platform and we put in place programs to attract and retain the right team for the future of our Company.

At Peabody, we recognize that the success of our business and our responsibility goes beyond the financial statements. As a result, we are driving a holistic approach to environmental, social, and governance (“ESG”) practices to deliver further value across our business and to our stakeholders. Our Board of Directors, with its very diverse set of skills and experiences, has ultimate oversight for our ESG initiatives, progress, and risk assessments.

This holistic approach has led us to enhance our ESG program to better describe our Company's commitment to the energy transition to net-zero emissions, recognizing the effects of climate change, acknowledging our role in reducing our greenhouse gas emissions and committing to establishing and reporting on specific, measurable short-term goals for Scope 1 and 2 emissions reductions. In 2021 we stood up a group of dedicated ESG resources to develop processes and programs to support these ambitions and goals. I invite you to review the Company’s commitments and progress in our upcoming annual ESG Report and existing Statement on Climate Change.

In 2021 our Company achieved its lowest global injury rate in the last twenty years with two of our operations reporting zero incidents. During the year, we had bond releases approved on over 7,000 acres of reclaimed land and our El Segundo Mine received the 2021 Excellence in Reclamation Award from the New Mexico Mining and Minerals Division.

Since our last annual meeting, we have continued to provide strong governance oversight on compensation, financial planning, compliance reporting, strategy, and risk management. Importantly, in June 2021 we completed a comprehensive process to identify the talent needed to advance our Company objectives into the future; we were pleased to welcome Jim Grech to our leadership team as our President and Chief Executive Officer and member of the Company’s Board of Directors and the Executive Committee of the Board. Mr. Grech brings not only substantial operational, commercial, and financial experience in the coal and natural gas industries, but also in utilities and capital markets.

We believe that coal will continue to be essential in the production of affordable, reliable energy and steel for building brighter futures - we will continue to strengthen our position by aligning our strategy and practices with the goals of our stakeholders and remaining focused on creating value. We remain committed to generating value through reweighing investments toward seaborne markets, maximizing U.S. thermal asset cash generation, and enhancing our financial strength through debt reductions. This focus, coupled with our commitment to sustainability, will continue to drive the future success of our business.

Thank you for your time and ongoing support of Peabody.

Bob Malone
Chair of the Board

*Adjusted EBITDA and Free Cash Flow are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.

PROXY SUMMARY
This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding Peabody’s 2021 performance, please review Peabody’s Annual Report on Form 10-K for the year ended December 31, 2021. This Proxy Statement and related materials were first made available on the internet or mailed to stockholders on or about March 24, 2022.

2022 Annual Meeting Overview

Date and Time	May 5, 2022, at 9:00 a.m. Central Time

Place	Marriott St. Louis West, 660 Maryville Centre Drive, St. Louis, Missouri 63141 and online at www.virtualshareholdermeeting.com/BTU2022
Virtual Meeting	As part of our precautions regarding COVID-19, our meeting will be also available virtually on the Internet at www.virtualshareholdermeeting.com/BTU2022. If we determine it is not possible or advisable to allow stockholders to attend the 2022 Annual Meeting in person, we will announce the decision to hold the meeting virtually only over the internet in advance and provide stockholders with comprehensive information on their ability to participate in the meeting.

Record Date	March 10, 2022

Voting
Stockholders of record as of the close of business on the record date are entitled to vote. Each share of Common Stock of Peabody (“Common Stock”) is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Stock Outstanding on Record Date	138,260,325 shares of Common Stock
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2022 Annual Meeting:

Proposal	Board Recommendation	More Information
1.Election of directors.	FOR each Nominee	Page 9
2.Advisory approval of Peabody’s named executive officers’ compensation.	FOR	Page 56
3.Ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR	Page 61

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	1

GOVERNANCE HIGHLIGHTS
We are committed to good corporate governance, which we believe promotes the long-term interests of stockholders. The Corporate Governance section beginning on page 25 describes our governance framework, which includes the following highlights:

Governance Highlights

Board Practices	Stockholder Matters
✓ Non-Executive Chair	✓ Active and Ongoing Stockholder Outreach
✓ 9 of 10 Current Directors Are Independent	✓ Annual “Say-on-Pay” Advisory Vote
✓ Independent Board Committees	✓ Proxy Access Rights
✓ Regular Executive Sessions of Independent Directors	✓ Stockholder Right to Call Special Meeting
✓ Annual Election of All Directors	Other Best Practices
✓ Annual Board and Committee Evaluations	✓ Robust Stock Ownership Requirements
✓ Structured Process for Board’s Risk Oversight	✓ Prohibition on Hedging and Pledging Stock
✓ Majority Voting in Director Elections	✓ Executive Compensation Clawback Policy
✓ Limits on Outside Board Service	✓ Annual Report on CEO Succession Planning
✓ Diverse Backgrounds and Expertise of Directors
APPROACH TO ENVIRONMENTAL, SOCIAL, AND GOVERNANCE COMPONENTS
We recognize that the long-term success of our Company depends on more than merely focusing on financial metrics. As such, we take a holistic approach to Environmental, Social, and Governance (ESG) matters, focusing on supporting our customers and other stakeholders' ESG goals in order to generate value for our stockholders. Our commitment to sustainability underpins everything we do today and shapes our strategy for the future.
ESG is integrated into all areas of our business, from the boardroom to the coal face. Our Board has ultimate oversight for ESG initiatives, progress, and risk assessments, with our Nominating and Corporate Governance committee taking the organizing lead for the Board. The executive leadership team and senior management champion our practices, and our global workforce turns those good practices into meaningful changes.
Environmental: Our environmental approach is to focus on responsible coal mining with leading stewardship practices while creating value for our stakeholders. We begin with a deep appreciation and understanding for the land and communities where we operate. Before any mining activity starts, we complete comprehensive baseline studies of local ecosystems and land uses and incorporate our findings into detailed mine plans aimed at reducing potential impacts from our operations. We use industry-leading practices to make the most efficient use of natural resources. This includes a focus on reducing greenhouse gas intensity, conserving water, advancing recycling and waste management programs, and applying progressive land reclamation to lessen surface disturbance.
Society has a growing need for energy and a desire to reduce emissions, and we believe both goals can be achieved by embracing technology. As outlined in our enhanced Statement on Climate Change, which can be found at www.peabodyenergy.com under the Sustainability tab, Peabody recognizes that the effects of climate change must be addressed and that a concerted global effort is required to reduce greenhouse gas (GHG) emissions, including those resulting from the use of energy sources such as coal.

We acknowledge that, in collaboration with our various stakeholders, Peabody has a responsibility to reduce our GHG emissions to fulfill our company's ambition of achieving net-zero emissions by 2050. We commit to establish and report out on specific, measurable short-term targets that will move us along the path to this ambition. Our first incremental target is to reduce our Scope 1 and Scope 2 GHG emissions by 15 percent by 2026 from our 2018 base.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	2

Peabody is already taking direct actions to reduce emissions from our mining operations, as well as continuing to drive investment in the development and adoption of the low emissions technologies that will be critical for the world to reach its climate ambitions.

Importantly, we believe the transition to a net-zero emissions economy must balance the need for a timely transition with the necessity for affordable, reliable energy and steel.

We believe that applying emission reduction technology to existing resources and infrastructure must play a key role in reaching a net-zero future. Innovation, experimentation, and technology must be used to reduce emissions, including carbon capture and future carbon offset frameworks.
Social: Our social approach is grounded in our belief that our people are key to a better business and a better society. At Peabody, we begin by creating a strong, united workforce with a commitment to safety as a way of life. Safety is our first value and leading measure of excellence. We approach safety with both vigilance and humility, understanding that incident-free workplaces can be achieved only by accountability and continuous improvement at all levels of our organization.

We seek a workforce that is comprised of diverse backgrounds, thoughts, and experiences as a means to drive innovation and excellence within our business, and we have formalized inclusion programs and training in policy and practice. Our Company strives to attract and retain the best people, and to develop their potential and their skills to address the business' important initiatives and activities. We believe in fostering an inclusive work environment built on mutual trust, respect, and engagement. And we invest in our employees through health and wellness programs, competitive total rewards packages, and development opportunities. And we actively seek our employees' feedback — including through surveys and focus groups — on our Employee Value Proposition.

We endeavor to engage with our organized workforce and foster strong relationships with those organizations built on trust and communication, which was evidenced in 2021 by successful labor negotiations at our Metropolitan, Shoal Creek, Wambo Underground, and Wilpinjong mines.

Peabody works to develop strong, respectful, and collaborative relationships with Indigenous people wherever we operate based upon comprehensive engagement and communication at the site level. In addition, we offer philanthropic support to organizations that our people and communities support.
Governance: Our governance approach provides the framework for how we drive performance and reaches far beyond what we are required to do — to what is right to do. Integrity is embedded in our corporate culture and facilitates ethical decision-making, allows us to build trust among stakeholders, and supports stability within the business. This culture is an expectation that is communicated in our Code of Business Conduct and Ethics and related anti-corruption policies as well as to our suppliers through our Vendor Code of Conduct.
These policies and procedures support compliance with local, state, federal, tribal, and international laws and regulations, including securities requirements, to promote the best interests of the enterprise and enhance our reputation as a world-class, responsible mining company. Our governance practices include, but are not limited to, an independent non-executive Board chair; a majority independent Board; independent Board committees; regular executive sessions of independent directors; annual election of all directors; annual Board and committee evaluations; a structured process for Board risk oversight; majority voting in director elections; diverse backgrounds and expertise of directors; annual “Say-on-Pay” advisory voting; proxy access rights; and robust stock ownership requirements. We believe our executive compensation program is consistent with best practices, aligns management with stockholders, and incorporates ESG metrics. Our approach to corporate governance also focuses on identifying, managing, and mitigating risk. Our Board of Directors oversees an enterprise-wide assessment of risks to appropriately manage and achieve organizational objectives to drive long-term stockholder value.
Additional information regarding our ESG approach and progress can be found within our annual ESG report available at www.peabodyenergy.com/Peabody/media/MediaLibrary/Sustainability/2020-Peabody-ESG-FINAL.pdf. Our annual ESG Report is reviewed by Peabody’s Board of Directors and Executive Leadership Team. Our website and our ESG Report are not incorporated by reference and should not be considered part of this proxy statement.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	3

Diversity & Inclusion
Peabody is an equal opportunity employer and, in addition, one of our core values is to offer an inclusive workplace. Our policies and practices support diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture, and professional experience, among others.
Peabody actively supports inclusion and diversity initiatives, including implementing inclusive leader and unconscious bias education to enable the workforce to begin recognizing, acknowledging, and minimizing potential blind spots in interactions with others, while managing more effectively in today’s workplace. Our employees have the right to report issues in a safe and anonymous manner when necessary through our third-party-managed "Tell Peabody" reporting platform, and Peabody has an established process for employees to raise concerns with legal protection. Furthermore, we are committed to continuing our journey toward greater awareness and actions in support of workforce diversity.
United Nations Global Compact
In early 2019, Peabody became a signatory to the United Nations Global Compact, the world’s largest global corporate sustainability initiative. The UN Global Compact provides a universal framework for sustainability in the areas of human rights, labor, environment, and anti-corruption. We endeavor to incorporate the UN Global Compact and its principles in our strategy, culture, and operations and will work to support collaborative projects, which advance the broader development goals of the United Nations and are in line with our mission and values. We reaffirmed our support of the Ten Principles of the UN Global Compact in the areas of human rights, labor, environment, and anti-corruption. We describe our actions to integrate the UN Global Compact and its principles into our business strategy, culture, and operations in our annual Communications on Progress included within our 2020 ESG Report available on our website.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	4

DIRECTOR NOMINEES

Snapshot of 2022 Director Nominees

Bob Malone
Chair of the Board
Director since 2009
Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., and Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas
Other Public Company Boards: 3
	Samantha B. Algaze Director since 2020 Portfolio Manager at Elliott Investment Management L.P. Other Public Company Boards: 0	Andrea E. Bertone Director since 2019 Former President of Duke Energy International, LLC (Retired) Other Public Company Boards: 2

William H. Champion Director since 2020 Former Principal of Gladiator Mining Group (Retired) and Former Managing Director, Rio Tinto Coal Australia (Retired) Other Public Company Boards: 1	Nicholas J. Chirekos Director since 2017 Former Managing Director, North America Head of Mining, J.P. Morgan Securities Inc. (Retired) Other Public Company Boards: 1	Stephen E. Gorman Director since 2017 Former Chief Executive Officer of Air Methods Corporation (Retired) Other Public Company Boards: 1

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	5

James C. Grech Director since 2021 President and Chief Executive Officer of Peabody Other Public Company Boards: 0	Joe W. Laymon Director since 2017 Former Vice President, Human Resources and Corporate Services for Chevron Corporation (Retired) Other Public Company Boards: 1
David J. Miller
Director since 2020
Equity Partner, Senior Portfolio Manager and member of the Management and Global Situational Investment Committees at Elliott Investment Management L.P.
Other Public Company Boards: 1

BUILDING THE RIGHT TEAM FOR THE FUTURE
During 2021, the Board focused on attracting and retaining the right talent and leadership to propel the Company forward. The Board appointed James C. Grech to serve as President and Chief Executive Officer and as a director of the Company, effective June 1, 2021, with a term expiring at the Company’s 2022 Annual Meeting of Stockholders. Mr. Grech brings a strong operational, commercial, and financial background in both mining and other energy business operations and has extensive utilities and capital markets experience.

Also, during the year, the Board promoted Scott Jarboe to the position of Chief Administrative Officer and Corporate Secretary and Marc Hathhorn as President of U.S. Operations. Both Messrs. Jarboe and Hathhorn each bring more than a decade of experience with the Company to their new roles and have been critical to the Company's success during that time.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	6

EXECUTIVE COMPENSATION HIGHLIGHTS
Peabody’s 2021 executive compensation program included several features that demonstrate our pay-for-performance approach to executive compensation. This approach aligns with Peabody’s business strategy and is designed to motivate and reward our leaders for long-term performance and enhanced company value. In addition, we continued to engage with and listen to our investors. We believe that our 2021 executive compensation program is aligned with stockholder interests given the emphasis on Free Cash Flow and Adjusted EBITDA.
The 2021 executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”) is summarized in the following table:

Key 2021 Executive Compensation Elements					
Pay Element		**Performance Metric(s)** [1][2]	**Weight**	**Rationale**	**Details**
Base Salary		Fixed cash compensation	-	Attracts and retains high-performing executives by providing market-competitive base pay	Pg. 34
Short-Term Incentive Program ("STIP")		Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") - STIP	80%	Most common metric utilized by investors to evaluate performance; measures impact of cost saving programs and operational earnings across the global platform	Pg. 35
		Safety: Global TRIFR	10%	Peabody's first value and leading measure of operational excellence and an industry imperative	
		Safety: Safety & Sustainability MS	10%	Incentivizes commitment to the "Safety, A Way of Life" culture embraced at Peabody	
Long-Term Incentive Program ("LTIP")	**Performance Cash Units (50%)**	Free Cash Flow ("FCF") - LTIP	80%	Incorporates earnings, capital expenditures, interest, taxes and working capital, which drives performance to maximize returns and deliver value to shareholders	Pg. 36
		2-Year Average Environmental Reclamation	20%	Encourages a commitment to reclamation and reduction of mining footprint by incentivizing highly responsible environmental stewardship	
	Restricted Cash Units (25%)	Time-based cash award	-	Reduces risk in program caused by significant stock price volatility	Pg. 36
	Restricted Stock Units (25%)	Time-based equity award	-	Long-term incentive equity compensation earned over time. Restricted stock units (RSUs) generally vest ratably over a two-year vesting period	

PERFORMANCE BASED (STIP and Performance Cash Units)

_____________________________
1The performance metrics applicable to NEO awards are explained below under “Compensation Discussion and Analysis.”
2Adjusted EBITDA - STIP and Free Cash Flow - LTIP are not recognized terms under GAAP. These measures are defined and reconciled to the nearest GAAP measure in Appendix B to this proxy statement.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	7

BOARD RESPONSIVENESS TO STOCKHOLDERS
Stockholder Outreach
Peabody engaged in open and constructive dialogue with its stockholders throughout 2021 and into 2022. During this time, Peabody reached out to 62 institutional stockholders, representing about 70% of total shares outstanding as of December 31, 2021, to solicit feedback on Peabody’s strategy, compensation programs, and other ESG matters.
Matters Discussed
In addition to Say-on-Pay matters, members of the Peabody team discussed Peabody’s strategy and value proposition; fundamental drivers of the long-term success of the business; Peabody’s holistic approach to ESG matters, including sustainability; and Board composition and operations; among other items.
Program Structure
Based on the discussions described above, stockholders did not identify any concerns regarding Peabody’s compensation programs. Given this, we believe that the 2021 compensation program remains properly aligned with stockholder feedback.
SUMMARY OF CERTAIN EXECUTIVE COMPENSATION PRACTICES
The table below highlights our current executive compensation practices, including practices we have implemented because we believe they drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Executive Compensation Practices
What We Do		What We Don’t Do

✓	We Do have a pay-for-performance philosophy, which ties compensation to the creation of stockholder value	✗	We Don’t allow discounting, reloading, or repricing of stock options without stockholder approval

✓	We Do use multiple performance metrics for STIP and LTIP awards	✗	We Don’t have “single trigger” vesting of outstanding equity-based awards based on a change in control

✓	We Do use competitive market information to inform compensation decisions	✗	We Don’t maintain compensation programs that encourage unreasonable risk-taking

✓	We Do grant a majority of the CEO’s compensation in the form of performance-based awards	✗	We Don’t have employment agreements with our U.S.-based NEOs

✓	We Do use an independent compensation consultant	✗	We Don’t have excessive perquisites

✓	We Do have reasonable severance and change in control protections that require involuntary termination	✗	We Don’t have transferability on equity awards

✓	We Do have a clawback policy

✓	We Do have policies prohibiting hedging/pledging of Peabody’s stock

✓	We Do have robust stock ownership guidelines for our NEOs
QUESTIONS AND ANSWERS
Please see the Questions and Answers section in Appendix A beginning on page 69 for important information about the Proxy Statement, the 2022 Annual Meeting, the proposals, and voting. Additional questions may be directed to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	8

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board has nominated Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon, Bob Malone, and David J. Miller for election as directors, each to serve for a term of one year or until his or her successor is duly elected and qualified. None of the Board's director nominations is required under any contractual arrangement. Our former President, Chief Executive Officer, and director, Glenn L. Kellow, resigned from the Board effective May 31, 2021. Each nominee is currently serving as a director and has consented to serve for the new term, and each nominee was previously elected to serve for a one-year term at our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), except for James C. Grech, who joined the Board in June 2021 in connection with his appointment as President and Chief Executive Officer. Should any of the nominees become unavailable for election, your proxy authorizes each of Stephen E. Gorman and Scott T. Jarboe to vote for such other person, if any, as the Board may recommend.
Overview of Director Election Process

Pursuant to the Amended and Restated Bylaws (“bylaws”), the Board shall consist of at least three members and no more than 15, and may be fixed from time to time by a resolution adopted by the Board or by the stockholders. The Board currently consists of ten members but will be reduced to nine members following Mr. Sutherlin's retirement from the Board as of our 2022 Annual Meeting; please refer to the section entitled “Director Not Standing for Reelection” for further information regarding Mr. Sutherlin’s retirement. Directors need not be stockholders at the time of nomination but are subject to certain share ownership requirements as described below.
Each director to be elected by stockholders shall be elected by the vote of a majority of the stockholders, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of votes. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.
All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Each of our current directors is subject to reelection at our 2023 Annual Meeting.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	9

The Board recommends that you vote “FOR” the director nominees named below.

Director Nominees
Samantha B. Algaze Director since 2020 Age 34
Samantha B. Algaze, 34, is a Portfolio Manager at Elliott Investment Management L.P. (“Elliott”), a Florida-based investment fund with over $50 billion in assets under management, where she works on investments spanning multiple industries. Ms. Algaze joined Elliott in 2013 after working at H.I.G. Capital, a private equity and alternative asset investment firm, in the Private Equity division. Prior to that, she was an analyst in Deutsche Bank’s Real Estate, Gaming, Lodging & Leisure Investment Banking Group. Ms. Algaze previously served as chairman of the board of Claire’s Holdings LLC from October 2018 to February 2022, and continues to serve as a member of the board. She has served on the board of AG US Holdco LLC, a vehicle importer, distributor, and retailer with operations primarily in Chile and Peru, since June 2021.
Ms. Algaze earned her B.S. in Economics from the University of Pennsylvania’s Wharton School of Business. Ms. Algaze brings to our Board capital market and financial expertise from her roles at Elliott, H.I.G. Capital and Deutsche Bank.

Committees: ■Nominating & Corporate Governance
Andrea E. Bertone Director since 2019 Age 60
Andrea E. Bertone, 60, served as President of Duke Energy International, LLC (“Duke Energy”), a subsidiary of Duke Energy Corporation that until December 2016 owned, operated and managed power generation facilities in Central and South America, from 2009 until her retirement in 2016. Prior to her role as President of Duke Energy, she served as Associate General Counsel of Duke Energy from 2003 to 2009 and as Assistant General Counsel, Duke Energy Trading/Marketing and Duke Energy Merchants from 2001 to 2002. Ms. Bertone also served as a director of Duke Energy International Geração Paranapanema S.A. from 2008 until 2016. From 1984 to 2000, Ms. Bertone served in various legal roles in both South America and the United States. Ms. Bertone also served as a director of Yamana Gold Inc. from 2017 to 2020. Other directorships include DMC Global Inc. and Amcor plc. Ms. Bertone earned a Master of Laws, International and Comparative Law from Chicago-Kent College of Law and a Bachelor of Law from the University of São Paulo Law School. She also completed a finance program for senior executives at Harvard Business School.
Ms. Bertone brings to our Board extensive leadership experience in the energy sector in the Americas and significant international and risk management experience.

Committees: ■Audit ■Health, Safety, Security & Environmental (Chair) ■Executive
William H. Champion Director since 2020 Age 69
William H. Champion, 69, served as Principal at Gladiator Mining Group, LLC from 2014 until his retirement in 2017. From 2002 to 2014, he served in a number of executive management roles for Rio Tinto PLC in its coal, diamond, and copper segments, including as Managing Director of Rio Tinto’s former Australian coal assets. Mr. Champion earned a pair of Bachelor of Science degrees in Chemical Engineering and Biological Sciences from the University of Arizona. He also attended the W.P. Carey School of Business Executive MBA Program at Arizona State University. He is currently an independent director of Buenaventura Mining Co. Inc., Peru’s largest, publicly-traded precious and base metals company, and previously served on the Board of PJSC Polyus Gold, a Russian gold mining company, until March 2022.
Mr. Champion brings to our Board extensive mining expertise in both coal and other mineral and metals commodities and risk management experience.

Committees: ■Audit ■Health, Safety, Security & Environmental

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	10

Nicholas J. Chirekos Director since 2017 Age 63
Nicholas J. Chirekos, 63, served in various investment banking roles at J.P. Morgan Securities Inc. from 1987 until his retirement in 2016. He was most recently the Managing Director, North America Head of Mining from 2002 to 2016. Prior to that, he served as the Global Head of Mining and Metals. Mr. Chirekos serves on the Board of Directors for New Gold Inc. (Corporate Governance and Nominating Committee and Compensation Committee), as well as the Reiman School of Finance Advisory Board at the University of Denver’s Daniels College of Business. He previously served on the Board of Directors of The Mineral Information Institute. He earned a Bachelor of Science from the University of Denver and a Master of Business Administration from New York University.
Mr. Chirekos brings to our Board financial expertise from his extensive experience in investment banking roles, including significant experience within the mining sector, encompassing both North American companies as well as companies with global operations. He also has significant mergers and acquisitions experience and capital markets expertise.

Committees: ■Audit (Chair) ■Executive ■Nominating & Corporate Governance
Stephen E. Gorman Director since 2017 Age 66
Stephen E. Gorman, 66, retired as Chief Executive Officer of Air Methods Corporation in 2020. Prior to that, he served as the President and Chief Executive Officer of Borden Dairy Company from 2014 until July 2017. Prior to joining Borden Dairy Company, he was with Delta Air Lines, Inc. from 2007 to 2014, where he was the Chief Operating Officer. From 2003 to 2007 Mr. Gorman served as the President and Chief Executive Officer of Greyhound Lines, Inc. Mr. Gorman was also the Executive Vice President, Operations Support and President, North America for Krispy Kreme Doughnuts, Inc. from 2001 to 2003. He currently serves as the Lead Director of ArcBest Corporation (Compensation Committee, and Nominating and Governance Committee). He earned a Bachelor of Science from Eureka College and a Master of Business Administration from Bradley University.
Mr. Gorman brings to our Board extensive leadership from his roles as chief executive officer of three companies and operations experience as a senior executive of several companies, including companies with global operations. He also has mergers and acquisitions experience as well as financial expertise.

Committees: ■Compensation ■Executive ■Nominating & Corporate Governance (Chair)
James C. Grech Director since 2021 Age 60
James C. Grech, 60, was named Peabody President and Chief Executive Officer in June 2021. Mr. Grech has over 30 years of experience in the natural resources industry. Most recently, Mr. Grech served as CEO and a member of the Board of Directors of Wolverine Fuels, LLC, a thermal coal producer and marketer based in Sandy, Utah, from July 2018 until May 2021. Prior to joining Wolverine Fuels, LLC, Mr. Grech served as President of Nexus Gas Transmission from October 2016 to July 2018, and previously held the position of Chief Commercial Officer and Executive Vice President of Consol Energy. He serves as a director of Blue Danube Incorporated. Mr. Grech holds a Bachelor of Science in Electrical Engineering from Lawrence Technological University and a Master of Business Administration from the University of Michigan.
Mr. Grech brings to our Board a strong operational, commercial, and financial background in both mining and other energy business operations and has extensive utilities, capital markets, risk management, and executive leadership experience.

Committees: ■Executive

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	11

Joe W. Laymon Director since 2017 Age 69
Joe W. Laymon, 69, served as Vice President, Human Resources and Corporate Services for Chevron Corporation from 2008 until his retirement in 2017. Prior to joining Chevron Corporation, Mr. Laymon worked at Ford Motor Company from 2000 to 2008, where he was the Vice President, Human Resources and later the Group Vice President, Corporate Human Resources and Labor Affairs. He also served as the Vice President, Human Resources, U.S. and Canada Region for Eastman Kodak Company from 1996 to 2000. He currently serves as a director of Clearwater Paper Corporation (Compensation and Nomination & Governance Committees member), the Piston Group (Chair of the Compensation Committee), and Detroit Thermal Systems. Mr. Laymon also owns JWL Consulting LLC and co-owns VJ Enterprises LLC. Mr. Laymon earned a Bachelor of Science in Economics from Jackson State University and a Master of Arts in Economics from the University of Wisconsin.
Mr. Laymon brings to our Board extensive leadership, human resources, and international expertise from his experience as a senior human resources executive in a number of large, global companies, including the steel industry, and corporate governance, legal, and regulatory experience.

Committees: ■Compensation (Chair) ■Executive ■Health, Safety, Security & Environmental
Bob Malone Director since 2009 Age 70
Bob Malone, 70, was elected Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a privately-held bank holding company, in 2014. He also serves as Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas (dba Sonora Bank), a community bank owned by First Sonora Bancshares, Inc., a position he has held since 2014. He joined First Sonora Bancshares and Sonora Bank in October 2009 as President and Chief Executive Officer. He is a retired Executive Vice President of BP plc and the retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the United States. He served in that position from 2006 to 2009. He currently serves as a director of Teledyne Technologies Incorporated and Halliburton Company, and expects to continue serving as a director of BP Midstream Partners GP LLC until the closing of its acquisition by BP p.l.c. (which is expected to close in the first quarter of 2022). Mr. Malone holds a Bachelor of Science in Metallurgical Engineering from The University of Texas at El Paso and a Master of Science in Management from Massachusetts Institute of Technology.
Mr. Malone brings to our Board extensive leadership experience, expertise in the energy sector and in safety regulation compliance, restructuring experience, financial expertise, and experience from his service on other public company boards.

Chair of the Board of Directors Committees: ■Executive (Chair)

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	12

David J. Miller Director since 2020 Age 43
David J. Miller, 43, is an Equity Partner, Senior Portfolio Manager and member of the Management and Global Situational Investment Committees at Elliott Investment Management L.P., a Florida-based investment fund with over $50 billion in assets under management, where he is responsible for investments across the capital structure spanning multiple industries. Mr. Miller joined Elliott in 2003 after working in M&A and financing advisory roles at Peter J. Solomon Company. Mr. Miller is currently serving as a director of Howmet Aerospace Inc., a leading provider of engineered products and solutions to the aerospace, automotive, and other industries. He also serves as a director of Brazilian American Automotive Group, Inc., and AG US Holdco LLC, a vehicle importer, distributor and retailer with operations primarily in Chile and Peru, two of the largest automotive dealership groups in Latin America, as well as Acosta Inc., a leading sales and marketing agency. Mr. Miller previously served on the boards of JCIM, LLC, an automotive component supply joint-venture affiliated with Johnson Controls, Inc., ISCO International, LLC, a telecommunications equipment manufacturer, and SemGroup Energy Partners GP, the general partner of a publicly-traded midstream energy company. He holds a Bachelor of Arts degree, magna cum laude with high honors in field, from Harvard College.
Mr. Miller brings to our Board extensive capital market and financial expertise as well as restructuring, risk management, and mergers and acquisitions experience.

Committees: ■Executive ■Compensation

Director Not Standing for Reelection
In accordance with our Corporate Governance Guidelines, Mr. Sutherlin will not stand for reelection at the 2022 Annual Meeting because he has reached the mandatory retirement age of 75. The Company appreciates the dedication and numerous contributions Mr. Sutherlin has made over the last eight years as a director of the Company.

Director Not Standing for Reelection
Michael W. Sutherlin Director since 2014 Age 75
Michael W. Sutherlin, 75, served as the President and Chief Executive Officer of Joy Global Inc. (“Joy”), a mining equipment and services provider, from 2006 until his retirement in 2013. From 2003 to 2006, he served as Executive Vice President of Joy and as President and Chief Operating Officer of its subsidiary, Joy Mining Machinery. Prior to joining Joy, Mr. Sutherlin served as President and Chief Operating Officer of Varco International, Inc. Mr. Sutherlin has served as a director of Schnitzer Steel Industries, Inc. since 2015. Mr. Sutherlin holds a Master of Business Administration from the University of Texas at Austin and a Bachelor of Business Administration in Industrial Management from Texas Tech University.
Mr. Sutherlin has expertise in the manufacturing and mining sectors, core international business experience and restructuring and mergers and acquisitions experience.

Committees: ■Audit ■Nominating & Corporate Governance
Director Selection and Evaluation Process
Current Board
Our current Board consists of our President and CEO, James C. Grech, and nine independent directors: Bob Malone (Chair), Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, Joe W. Laymon, David J. Miller, and Michael W. Sutherlin. All of our current Board members were elected to serve for a one-year term at the 2021 Annual Meeting, except for James C. Grech, who joined the Board in June 2021.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	13

Overview of Director Nominating Process
The Board believes one of its primary goals is to advise management on strategy and to monitor its performance. The Board also believes the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge, and skills that are particularly relevant and helpful to us. As such, current Board members and director nominees possess a wide array of skills and experience in the coal industry, related energy industries, and other important areas, including engineering, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, corporate governance, board service, and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our stockholders.
The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending qualified candidates for election to the Board. The Nominating and Corporate Governance Committee will consider director candidates submitted by stockholders in accordance with the process outlined below.
Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101:
–Stockholder’s name, number of shares owned, length of period held, and proof of ownership;
–Candidate’s name, age, and address;
–A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
–A supporting statement that describes the candidate’s reasons for seeking election to the Board and documents the candidate’s ability to satisfy the director qualifications criteria described above;
–A description of any arrangements or understandings between the stockholder and the candidate; and
–A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.
Stockholders may submit potential director candidates for consideration at any time in accordance with these procedures. The Nominating and Corporate Governance Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate. In 2015, we modified our bylaws to implement “proxy access,” a means for stockholders to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. Separate procedures apply if a stockholder wishes to nominate a director candidate at the 2023 Annual Meeting. Those procedures are described below under the heading “Additional Information—Process for Stockholder Proposals and Director Nominations.”
Under its charter, the Nominating and Corporate Governance Committee must review with the Board, at least annually, the requisite qualifications, independence, skills, and characteristics of Board candidates, members, and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes candidates should generally meet the criteria listed below under the heading “Director Qualifications.” The Nominating and Corporate Governance Committee will consider candidates submitted by a variety of sources, including stockholder nominees, when filling vacancies and/or expanding the Board and will evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. Qualified stockholder nominees will be evaluated on the same basis as those submitted by Board members or other sources.
The Nominating and Corporate Governance Committee believes that its process for selecting directors will consistently produce highly qualified, independent Board members. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	14

Director Qualifications
Under its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, current Board members, and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that candidates should generally meet the following criteria:
•Broad experience and a successful track record at senior levels in business, government, education, technology, accounting, law, consulting, and/or administration;
•The highest personal and professional ethics, integrity, and values;
•Commitment to representing our long-term interests and those of all our stockholders;
•An inquisitive and objective perspective, strength of character, and the mature judgment essential to effective decision-making;
•Expertise that is useful to us and complementary to the background and experience of other Board members; and
•Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations, and industry.
The Board believes that all of our current directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board competence, experience and diversity in a wide variety of areas, including mining and related industries, end-user segments (energy/steel), mergers and acquisitions (“M&A”), finance and accounting, human capital and organizational health, restructuring, global operations, health, safety and environmental affairs, international, governmental affairs and administration, public policy, corporate governance, legal and regulatory, board service, and executive management. We believe the Board as a whole and each of our directors individually possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance, and serve our best interests and the best interests of our stockholders.
The following table shows our directors’ specific skills, knowledge, and experience that the Nominating and Corporate Governance Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other valuable skills, knowledge, or experience even though they are not indicated below.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	15

	Malone	Algaze	Bertone	Champion	Chirekos	Gorman	Grech	Laymon	Miller	Sutherlin
Skills, Knowledge, and Experience
Public Company Board Experience	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●		●	●	●	●	●	●
Health, Safety, Environmental	●		●	●		●	●	●		●
Risk Management	●		●	●	●		●	●	●	●
Accounting		●			●					●
Corporate Governance/Ethics	●		●	●	●			●	●	●
Legal/Regulatory	●		●							●
Human Capital/Organizational Health/Compensation	●							●		●
Executive Experience	●		●	●		●	●	●		●
Strategic Planning/Oversight	●		●	●	●	●	●	●	●	●
Technology/Cybersecurity	●									●
Mergers and Acquisitions	●	●	●		●	●	●	●	●	●
Mining or Related	●		●	●	●		●	●		●
End User Segments (Energy/Steel)	●		●				●	●
Commercial Sales/Marketing	●						●			●
Global Operations/Supply Chain	●		●	●		●	●			●
Government/Public Policy	●			●				●		●
International (Australia /AsiaPac)	●			●	●	●		●		●
Restructuring Industry/Company	●	●		●		●	●	●	●	●
Select Minority Demographics
Female		●	●
African American								●
Latino(a)			●
Veteran/Military Service
Prior Service								●		●
Board Tenure
Years	13	2	3	2	5	5	1	5	2	8
Compliance Considerations
Independent Director	●	●	●	●	●	●		●	●	●

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	16

Diversity & Inclusion
Peabody is an equal opportunity employer and, in addition, one of our core values is to offer an inclusive workplace. Our policies and practices support diversity of thought, perspective, sexual orientation, gender, gender identity and expression, race, ethnicity, culture, and professional experience, among others. While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in perspectives and experiences, including in professional experience, cultural experience, gender, and ethnic background. These factors, together with the director qualifications criteria noted above, are considered by the Nominating and Corporate Governance Committee in assessing potential new directors.
In May 2018, Peabody became a signatory to the CEO Action for Diversity & Inclusion Pledge. CEO Action for Diversity & Inclusion is known as the largest CEO-driven business commitment for inclusive workplaces, with more than 650 signatories. By signing the pledge, Peabody commits to a deliberate focus on:
•Continuing to make our workplaces trusting environments for open exchange and complex conversations about diversity and inclusion;
•Implementing and expanding unconscious bias education; and
•Sharing diversity and inclusion practices – those that produce positive results, and those found less successful – with other companies, with the goal of continuous improvement.
Board Evaluations
The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for developing and administering an annual review process to evaluate the performance of the Board. This annual review process includes the annual solicitation of comments from all directors, after which the Nominating and Corporate Governance Committee reports to the Board with an assessment of the Board’s performance, which is discussed by the full Board. The Board has confirmed that each committee and the Board as a whole is functioning effectively.
Board Training and Development
From time to time, the Board members attend ongoing training and development sessions. Our directors are members of the National Association of Corporate Directors, and from time to time attend trainings provided through that organization. In 2021, our directors also participated in an in-boardroom training session presented by the Company’s advisors.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	17

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
Committee Overview
Committee Role and Responsibilities
The specific roles and responsibilities of the Board’s Audit, Compensation, Nominating and Corporate Governance, Executive and Health, Safety, Security, and Environmental Committees are delineated in written charters adopted by the Board for each committee. Each member of the Audit, Compensation, Nominating and Corporate Governance and Health, Safety, Security, and Environmental Committees is independent in accordance with our Corporate Governance Guidelines, which applies the independence standards (the “Independence Standards”) included in the New York Stock Exchange (“NYSE”) Listed Company Manual and the Exchange Act (as defined herein). Our Corporate Governance Guidelines and the charters of each of the Board’s committees are available on the “Governance Documents” page under the “Investor” section of our website at: www.peabodyenergy.com. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate, or advisable to discharge its duties.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	18

Audit Committee
Committee Members Andrea E. Bertone William H. Champion Nicholas J. Chirekos (Chair) Michael W. Sutherlin ----------------------------------- 10 meetings in fiscal year 2021
■Reviews and discusses with management and the independent registered public accounting firm the audited annual financial statements, quarterly financial statements, and changes in our application of accounting principles;
■Assists the Board in fulfilling its oversight responsibility with respect to: (a) the quality and integrity of our financial statements and financial reporting processes; (b) our systems of internal accounting and financial controls and disclosure controls; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of our internal audit function and independent registered public accounting firm; and (e) compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board;
■Appoints our independent registered public accounting firm, which reports directly to the Audit Committee;
■Pre-approves all audit engagement fees and terms and all permissible non-audit engagements with our independent registered public accounting firm;
■Ensures that we maintain an internal audit function and reviews the appointment of the senior internal audit team;
■Meets on a regular basis with our management, internal auditors, and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the external audit, the independence of the independent registered public accounting firm, and other matters relating to our financial condition;
■Oversees our financial reporting process and review in advance of filing or issuance of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, annual reports to stockholders, and earnings press releases;
■Performs an annual review of our information technology security function and strategy;
■Reviews, pre-approves, and informs independent auditors of transactions and relationships with related parties that are significant to the Company; and
■Makes regular reports on its activities to the Board.
See the “Audit Committee Report” on page 57. All the members of the Audit Committee are independent under regulations adopted by the Securities and Exchange Commission (“SEC”), NYSE listing standards, and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines, and Mr. Chirekos and Mr. Sutherlin are audit committee financial experts pursuant to the criteria prescribed by the SEC. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	19

Compensation Committee
Committee Members Stephen E. Gorman Joe W. Laymon (Chair) David J. Miller ------------------------------------ 6 meetings in fiscal year 2021
■Reviews and recommends to the Board Peabody’s executive compensation philosophy for the compensation of the executive officers of Peabody and its subsidiaries;
■Annually reviews and recommends to the Special Committee the corporate goals and objectives relevant to the compensation of our CEO, initiates the evaluation by the Board of the CEO’s performance in light of those goals and objectives, and, together with the Special Committee, determines and approves the CEO’s compensation levels based on this evaluation;
■Annually reviews with the CEO the performance of our other executive officers and makes recommendations to the Board with respect to the compensation plans for such officers;
■Annually reviews and approves for the NEOs (other than the CEO) and recommends for our CEO base salary, short-term incentive opportunity and long-term incentive opportunity, stock ownership requirements, and, as appropriate, severance arrangements, retirement and other post-employment benefits, change-in-control provisions, and any special supplemental benefits;
■Approves short-term incentive awards for executive officers other than the CEO;
■Administers our short-term and long-term incentive plans and programs;
■Periodically assesses our director compensation program and stock ownership requirements and, when appropriate, recommends modifications for Board consideration;
■Oversees matters related to human capital management (and disclosures related to such matters), including diversity and inclusion, pay equity, the Company’s culture, employee engagement, and the general approach to broad-based compensation, benefits, and employee growth and development practices;
■Reviews the Compensation Discussion and Analysis for inclusion in our annual Proxy Statement;
■Oversees, in consultation with management, regulatory compliance with respect to compensation matters; and
■Makes regular reports on its activities to the Board.
The “Special Committee” is comprised of the independent members of the Board. It is responsible for decisions regarding the compensation of the CEO.
See “Compensation Discussion and Analysis” beginning on page 29 for more information. The Compensation Committee has the sole discretion to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist in the Compensation Committee’s evaluation of executive compensation, including the sole authority to approve fees for any such advisor. The Compensation Committee is also responsible for assessing the independence of any such advisor. All the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards. The Committee may form and delegate authority to subcommittees where appropriate and may delegate certain grant authority to our officers under our 2017 Incentive Plan, subject to limitations under applicable law and the terms of the 2017 Incentive Plan.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	20

Health, Safety, Security, and Environmental Committee
Committee Members Andrea E. Bertone (Chair) William H. Champion Joe W. Laymon ------------------------------------ 6 meetings in fiscal year 2021
■Responsible for reviewing, with management, our significant risks or exposures in the health, safety, security, and environmental areas and steps taken by management to address such risks;
■Reviews our health, safety, security, and environmental objectives, policies, and performance, including processes to ensure compliance with applicable laws and regulations;
■Reviews our efforts to advance our progress on sustainable development;
■Reviews and discusses with management any material noncompliance with health, safety, security, and environmental laws, and management’s response to such noncompliance;
■Reviews and recommends approval of the environmental and mine safety disclosures required to be included in our periodic reports on Forms 10-K and 10-Q;
■Considers and advises the Board on health, safety, security, and environmental matters and sustainable development;
■Considers and advises the Compensation Committee on our performance with respect to incentive compensation metrics relating to health, safety, security, or environmental matters;
■Reviews and discusses significant legislative, regulatory, political and social issues, and trends that may affect our health, safety, security, and environmental management process and system, and management’s response to such matters; and
■Makes regular reports on its activities to the Board.

All the members of the Health, Safety, Security, and Environmental Committee are independent under NYSE listing standards and the Independence Standards.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	21

Nominating and Corporate Governance Committee
Committee Members Samantha B. Algaze Nicholas J. Chirekos Stephen E. Gorman (Chair) Michael W. Sutherlin ------------------------------------ 4 meetings in fiscal year 2021
■Responsible for corporate governance matters;
■Reviews with the Board the requisite qualifications, independence, skills, and characteristics of Board candidates, members, and the Board as a whole;
■Initiates nominations for election as a director of Peabody;
■Assists the Board in developing and administering an annual review process to evaluate the performance of the Board, Board committees, and management;
■Identifies, evaluates, and recommends qualified candidates, including stockholder nominees, for election to the Board;
■Advises the Board on corporate governance policies and procedures;
■Recommends the structure, composition, and responsibilities of other Board committees;
■Assists in the preparation of the disclosure in our annual Proxy Statement regarding corporate governance practices;
■Advises the Board on matters related to corporate social responsibility (e.g., equal employment, corporate contributions, and lobbying);
■Oversees the Company's strategy on global corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals;
■Develops and recommends to the Board policies and procedures relating to the Company's corporate social responsibility and sustainability activities, and monitors compliance with the Company's corporate responsibility and sustainability program;
■Ensures we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;
■Provides review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;
■Reviews our policies and procedures with respect to related person transactions at least annually and recommends any changes for Board approval;
■Reviews and makes recommendations to the Board in conjunction with the Chair and CEO, as appropriate, with respect to executive officer succession planning and management development;
■Monitors compliance with, and advises the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics; and
■Makes regular reports on its activities to the Board.
All the members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards and the Independence Standards.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	22

Executive Committee
Committee Members Andrea E. Bertone Nicholas J. Chirekos Stephen E. Gorman James C. Grech Joe W. Laymon Bob Malone (Chair) David J. Miller ------------------------------------ 1 meeting in fiscal year 2021
■Responsible for assuming Board responsibilities when the Board is not in session; and
■When the Board is not in session, the Executive Committee has the power and authority as delegated by the Board, except with respect to matters that may require Board or stockholder approval under applicable law, including:
■Amending our certificate of incorporation and bylaws;
■Adopting an agreement of merger or consolidation;
■Recommending to stockholders the sale, lease or exchange of all or substantially all our property and assets;
■Recommending to stockholders dissolution of Peabody or revocation of any dissolution;
■Declaring a dividend;
■Issuing stock;
■Filling vacancies on the Board;
■Appointing members of Board committees; and
■Changing major lines of business.

Director Attendance
The Board met 22 times in fiscal year 2021 due, in large part, to special meetings that were convened to evaluate various financial and other initiatives and opportunities to improve the Company's long-term resiliency in all market cycles. During fiscal year 2021, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and their average attendance was approximately 98%.
In accordance with our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. During fiscal year 2021, our non-management directors met in executive session seven times. Our Chair, Mr. Malone, chaired these executive sessions.
Under Board policy, each director is expected to attend our annual meetings of stockholders in person, subject to occasional excused absences due to illness or unavoidable conflicts. All of our then-current directors attended the 2021 Annual Meeting, and all of our director nominees are expected to attend the 2022 Annual Meeting.
Board’s Role in Risk Oversight
The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and stockholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, is responsible for the oversight of risk management.
In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance, business development, cybersecurity function and strategy, the impact of COVID-19, and environmental, social, and governance objectives, policies, and performance as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis and oversees the process of identifying and mitigating our material risks.
While the Board is ultimately responsible for risk oversight, Board committees also have been allocated responsibility for specific aspects of risk oversight. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls,

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	23

risk assessment, and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs and human capital matters. The Health, Safety, Security, and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety, security, and environmental objectives, policies, and performance, including those related to cybersecurity and data privacy. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, political contributions, and lobbying expenditures, succession planning for our directors and executive officers, and corporate governance.
Board Independence
In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing standards and the Exchange Act. As required by the NYSE listing standards, the Board evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships, the Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.
The Board has determined that all of its current members, except for Mr. Grech, are independent. In addition, the Board previously determined that Mr. Kellow and Darren R. Yeates, our Executive Vice President and Chief Operating Officer, were not independent during their tenures. In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization, and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. For purposes of this determination, the Board generally deems any relationships that have expired for more than three years to be immaterial. The Board also considered the relationships described below in “Review of Related Person Transactions.” The Audit Committee, Compensation Committee, Health, Safety, Security, and Environmental Committee, and Nominating and Corporate Governance Committee are each comprised of independent directors.
Board Leadership Structure
Our Board leadership structure provides for strong oversight by independent directors. The Board is currently comprised of Mr. Grech and nine independent directors. All Board committees are chaired by and composed entirely of independent directors, except for the Executive Committee, of which Mr. Grech is a member.
Our bylaws and Corporate Governance Guidelines permit the roles of Chair and CEO to be filled by different individuals. In 2017, the Board elected Mr. Malone to the role of non-executive Chair of the Board of Peabody and continues to believe that separating the roles of Chair and CEO is in the best interest of our stockholders. The Board believes that the current structure provides many advantages to the effective operation of the Board and enhances the Board’s oversight of management.
As Chair, Mr. Malone’s duties are to:
•Manage the affairs of the Board;
•Preside at meetings of the Board, at executive sessions of the independent directors, and at meetings of our stockholders;
•Call meetings of the Board and the independent directors of the Board;
•Organize the work of the Board, with assistance from Peabody’s CEO and Corporate Secretary, including to establish annual Board schedules and meeting agendas, to ensure the Board is provided with accurate and timely information, and to consult with other directors concerning such matters;
•By standing invitation, attend meetings of those committees of the Board of which the Chair is not a listed member (in each case as a non-voting member);

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	24

•Facilitate effective communication among directors;
•Review and approve minutes of the meetings of the Board and stockholders;
•In conjunction with the Nominating and Corporate Governance Committee, ensure that processes governing the Board’s work are effective to enable the Board to exercise oversight and due diligence;
•Promote Board effectiveness by working with the Nominating and Corporate Governance Committee to: (1) plan Board and committee composition, Board recruitment, new director orientation, director education and Board succession planning, (2) coordinate the Board evaluation process and obtain director feedback, (3) review changes in the circumstances of existing directors, determine if directors’ other commitments conflict with their Board duties, and review requests from the CEO to sit on the boards of other organizations, and (4) formulate governance policies and procedures that best serve the interests of Peabody and its stockholders;
•Coordinate periodic Board review of, and input regarding, management’s strategic plan for Peabody;
•With the assistance of the Compensation Committee, lead the annual Board performance evaluation of the CEO and communicate the results to the CEO;
•Lead the Board’s review of the succession plan for the CEO and other key executives;
•Facilitate communication between the directors and the CEO;
•Provide advice and counsel to the CEO, serve as an advisor to the CEO concerning the interests of the Board and the Board’s relationship with management, and brief the CEO on issues and concerns arising from Board executive sessions;
•Facilitate the role of the Board in crisis management, where appropriate;
•If requested by the CEO or the Board, attend meetings or communicate with outside stakeholders; and
•In consultation with the CEO, share Peabody’s views on policies or corporate matters with other boards and organizations when required.
As CEO, Mr. Grech has primary responsibility for the day-to-day operations of Peabody and provides leadership on our key strategic objectives.
Corporate Governance
Good corporate governance is a priority at Peabody. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our website (www.peabodyenergy.com) by clicking on “Investor,” then “Governance Documents.” Information on our website is not considered part of this Proxy Statement.
The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Nominating and Corporate Governance Committee believes are best practices and to promote our best interests and the best interests of our stockholders.
Director Service on Other Public Company Boards
As stated above, when reviewing qualifications, independence, skills and characteristics of Board candidates and nominees, the Nominating and Corporate Governance Committee examines whether such candidates or nominees have any material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.) which might adversely affect their performance as a director on the Board. Current directors are required to advise the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee prior to accepting an invitation to serve on another public company board.
It is the current view of the Board that no director should serve on more than four public company boards, including the Board. Except in extraordinary circumstances, and only after the Board has determined that such simultaneous service would not impair the ability of the director to serve effectively on Peabody’s Audit Committee, no member of Peabody’s Audit Committee shall serve simultaneously on the audit committee of more than two other public companies. For purposes of this guideline and as provided under NYSE rules, (i) service on the boards of multiple funds within a single fund complex shall be deemed as service on one public company board, and (ii) service on multiple audit committees within a single fund complex shall be deemed as service on one public company audit committee.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	25

Majority Voting and Mandatory Director Resignation Policy
Our bylaws provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected, the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of stockholders for the election of directors at which a quorum is present. Votes cast include votes against or votes to withhold authority with respect to that nominee’s election, but exclude abstentions and broker non-votes.
If a nominee is an incumbent director and does not receive a majority of the votes cast with respect to the nominee’s election, such director is expected to promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting where the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation under our Corporate Governance Guidelines will not participate in the Nominating and Corporate Governance Committee recommendation or Board consideration regarding whether to accept the tendered resignation.
In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.
Term Limits and Retirement Age
Pursuant to our Corporate Governance Guidelines, the Board has not established term limits for directors. While term limits facilitate Board refreshment, they can also result in the loss of experience and expertise that is critical to effective operation of the Board. Longer tenured directors can provide valuable insight into the Company and its operations. To ensure that the Board continues to evolve and benefit from fresh perspectives and ideas, the Nominating and Corporate Governance Committee evaluates qualifications and contributions of each incumbent director before recommending the nomination of such director for an additional term.
The Board has adopted a retirement age of 75 for all directors. No director who is, or would be over, the age of 75 at the expiration of his or her current term may be nominated to a new term pursuant to our Corporate Governance Guidelines.
Code of Business Conduct and Ethics
We have adopted a code of ethics, the “Code of Business Conduct and Ethics” which can be found on our website (www.peabodyenergy.com) by clicking on “Investor” and then “Governance Documents.” The Code of Business Conduct and Ethics applies to all our directors, officers, and salaried employees.
Succession Planning
Pursuant to the Corporate Governance Guidelines, our CEO provides the Board with an annual report on succession planning and related development recommendations. The report includes a short-term succession plan which delineates temporary delegation of authority in the event that the CEO or any other executive officer is unable to perform his or her duties.
Director Compensation
The 2021 compensation of non-employee directors consisted of cash compensation (annual Board, committee retainers and per meeting fees in excess of 12 during any calendar year) and equity compensation. Each of these components is described in more detail below. Any director who was also our employee received no additional compensation for serving as a director. In setting director compensation, the Compensation

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	26

Committee received input from F.W. Cook, its independent compensation consultant. In addition, our 2017 Incentive Plan places a limit of $600,000 total on cash and equity compensation that may be awarded to each non-employee director in any calendar year.
In October 2020, F.W. Cook conducted a competitive market review of our non-employee director compensation program. Data were collected from the same peer group we utilized for executive compensation decisions (as described below under “Compensation Discussion and Analysis”). Based on this review, F.W. Cook presented to the Compensation Committee recommendations for our non-employee director compensation program and the Committee approved the following changes to both (1) enhance certainty in the program by increasing the emphasis on cash which recognizes the significant level of volatility in our stock; and (2) recognize the extraordinary time commitment of the non-employee directors by compensating them for meeting attendance beyond a predetermined minimum number of meetings:
•Increase the annual cash retainer from $110,000 to $200,000 (effective October 13, 2020)
•Decrease the annual equity retainer from $140,000 to $25,000 (effective for the 2021 grant)
•Introduce a $1,500 Board meeting fee when the number of meetings exceeds 12 per year (effective October 13, 2020)
The above changes had the effect of reducing the total (cash and equity) fixed director retainers from $250,000 to $225,000 (excluding any incremental compensation provided for Board/Committee leadership and/or Board meeting attendance above the predetermined threshold). We believe the reduction in fixed retainers is appropriate given the increased certainty in the program as a result of emphasizing cash versus equity. Given the extensive review of non-employee director compensation in late 2020, there were no changes to director compensation in 2021.
The following table summarizes the non-employee director compensation structure for 2021:

2021 Non-Employee Director Compensation Component	Amount
Annual Cash Retainer	$200,000
Additional Committee Chair Cash Retainer
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Health, Safety, Security, and Environmental Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Additional Non-Executive Chairman Cash Retainer	$150,000
Annual Equity Award Value	$25,000
The 2021 equity award for our non-employee directors was comprised of deferred stock units (“DSUs”). The number of DSUs granted to each non-employee director in 2021 was determined by dividing $25,000 by the closing price per share of Peabody's Common Stock on the grant date (and rounding down to the nearest whole DSU). DSUs generally vest monthly over 12 months. However, the underlying shares are generally not distributed until the earlier of (1) three years after the grant date and (2) the director’s separation from service, depending on the director’s election.
Other Elements of Board Compensation
In addition to the compensation described above, we paid travel and accommodation expenses of our non-employee directors to attend meetings and other integral corporate functions. Non-employee directors could be accompanied by a spouse/partner when traveling on company business on a charter aircraft. Non-employee directors also had the opportunity to participate in our political action committee charitable match program at the same level and based on the same guidelines applicable to our full-time employees.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	27

The following table sets forth compensation for each director (other than Messrs. Grech, Kellow and Yeates) who served on the Board in 2021:

Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Samantha B. Algaze	222,500	24,996	—	247,496
Andrea E. Bertone *	234,750	24,996	—	259,746
William H. Champion	212,000	24,996	—	236,996
Nicholas J. Chirekos *	250,500	24,996	—	275,496
Stephen E. Gorman *	237,500	24,996	—	262,496
Joe W. Laymon *	240,500	24,996	—	265,496
Bob Malone ^	375,500	24,996	7,500	407,996
David J. Miller	222,500	24,996	—	247,496
Michael W. Sutherlin	227,750	24,996	—	252,746
_________________________________
*Committee Chair
^    Non-Executive Chairman
(1)Fees earned include the annual retainer, any committee chair or non-executive chair fees or retainers and fees for any Board meetings in excess of 12 meetings per year.
(2)On May 7, 2021, each non-employee director was granted 4,882 DSUs at a grant date fair value of $5.12 per share, as indicated in this column. As of December 31, 2021, Ms. Algaze and Mr. Miller had 22,382 stock awards outstanding, Ms. Bertone had 24,597 stock awards outstanding, Mr. Champion had 16,548 stock awards outstanding, Mr. Laymon had 26,759 stock awards outstanding, and all other non-employee directors had 23,405 stock awards outstanding. No options were held by directors as of the end of 2021.
(3)All Other Compensation for Mr. Malone consists of political action committee matching contributions to a charitable organization in accordance with our Political Action Committee program.
Non-Employee Director Share Ownership Requirements
Under our share ownership requirements for directors, each non-employee director was required to acquire and retain Common Stock having a value equal to at least five times his or her annual cash retainer. To reflect the higher cash retainer, effective October 13, 2020, the director stock ownership guideline was changed from a multiple of cash retainer to a fixed dollar amount of $500,000. Directors are expected to achieve compliance with the guidelines within 5 years of Board appointment.
If at any time a non-employee director does not meet his or her ownership requirement, the director must retain (1) any Common Stock owned by the director (whether owned directly or indirectly) and (2) any net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement is met, in each case unless otherwise approved in writing by the Compensation Committee. For this purpose, “net shares” means the shares of Common Stock that remain after shares are sold or withheld, as the case may be, to (1) pay the exercise price for a stock option award or (2) satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award.
Compliance with these requirements is evaluated as of December 31 of each year. The value of an individual’s share ownership as of such date is determined by multiplying the number of shares of our Common Stock or other eligible equity interests held by the individual by the closing price of our stock as of the business day immediately preceding the date of determination. Currently, each non-employee director is in compliance with these requirements.
For purposes of determining stock ownership levels, only the following forms of equity interests are included:
•stock owned directly (including stock or stock units held in any defined contribution plan or employee stock purchase plan and shares of restricted stock);
•stock held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members residing in the same household;
•unvested restricted stock or RSUs (provided that vesting is based solely on the passage of time and/or continued service with Peabody); and
•vested and undistributed DSUs.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	28

COMPENSATION DISCUSSION AND ANALYSIS
Dear Fellow Stockholder:

I am writing to you today on behalf of the entire Compensation Committee of Peabody’s Board of Directors. As members of the Compensation Committee, we have a critical responsibility to ensure that Peabody’s executive compensation programs align with the interests of our stockholders and attract, retain, and incentivize our executives to execute Peabody’s long-term business strategy.

Our executive compensation program is grounded in a pay-for-performance approach, with rewards consisting of a combination of base salary, annual incentives, and long-term incentives. The structure of the long-term incentive plan was changed for the fiscal year 2021 to reduce volatility in the program for participants as the Company struggled through a down-cycle in coal pricing in 2020 and the first half of 2021. These changes increased the emphasis on cash and acknowledged the challenge of developing 3-year goals in an extremely difficult business environment. Key changes made by the Compensation Committee are:

•Long-term incentive targets for each NEO reduced by approximately 40%
•Mix for the target value of long-term incentive awards changed to as follows:
◦50% performance-based cash
◦25% restricted stock units
◦25% restricted cash
•Maximum opportunity (as % of target) reduced in both the short-term incentive and long-term performance plan from 200% of target to 150% of target

In the first half of 2021, the COVID-19 pandemic continued to negatively impact Peabody’s operations, pricing, and demand for its products. However, in the second half of the year, as economies around the world began recovery from the pandemic, our Company was able to benefit from an increase in demand and price which resulted in positive financial results and robust share performance. By design, a significant portion of management’s target compensation is at risk, subject to achieving both short-term and long-term performance goals. Only the base salary and restricted cash awards are fixed. As a result, based on 2021 business performance, the following outcomes were realized:

•Base salaries for most of our NEOs were increased by 2%

•140.4% overall achievement of the target value of the 2021 short-term incentive program was earned, based upon our strong 2021 business results

•Aligned with our strong financial results, the one-year Free Cash Flow component of the 2021 long term incentive program (comprising 40% of the 2021 performance-based cash grant) surpassed maximum performance expectations and was paid at 150% of target

•63.9% of the target units of the 2019 performance unit awards were earned, reflecting the impact of the negative TSR modifier given Peabody’s share price performance over the 3-year performance period. The value of the award earned was 23% of the original grant date value, demonstrating strong pay-for-performance alignment between our management team and shareholders.

On behalf of the Compensation Committee, I would like to thank you for your support. Our Committee remains committed to the ongoing evaluation of executive compensation programs to ensure alignment with the interests of our stockholders and support of our business strategy. Thank you.
Sincerely,
Joe Laymon
Compensation Committee Chair

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	29

Overview
We believe Peabody’s 2021 executive compensation program demonstrated our commitment to a pay-for-performance philosophy. This approach aligns with Peabody’s current business strategy and is designed to motivate and reward our leaders for long-term performance and enhanced company value. In addition, we continued to engage with and listen to our investors. We believe that our 2021 executive compensation program supported Peabody’s strategic objectives and was aligned with stockholder interests and the feedback provided by our owners during that engagement process.
2021 Named Executive Officers
This Compensation Discussion and Analysis (the “CD&A”) explains the elements of the compensation of Peabody’s NEOs and describes the objectives and principles underlying Peabody’s executive compensation program and decisions made in fiscal year 2021. For fiscal year 2021, our NEOs were:

Current Officers	Title as of December 31, 2021
James C. Grech(1)	President and Chief Executive Officer
Mark A. Spurbeck	Executive Vice President and Chief Financial Officer
Darren R. Yeates	Executive Vice President and Chief Operating Officer
Marc E. Hathhorn(2)	President – U.S. Operations
Scott T. Jarboe(3)	Chief Administrative Officer and Corporate Secretary
Former Officers	Former Title
Glenn L. Kellow(4)	President and Chief Executive Officer
Kemal Williamson(5)	President-U.S. Operations
_________________________________
(1)On June 1, 2021, Mr. Grech was hired as President and Chief Executive Officer.
(2)On November 15, 2021, Mr. Hathhorn was appointed President - U.S. Operations.
(3)On November 1, 2021, Mr. Jarboe was promoted from Chief Legal Officer and Corporate Secretary to Chief Administrative Officer and Corporate Secretary.
(4)On June 1, 2021, Mr. Kellow’s employment was terminated without cause by the Company.
(5)On November 15, 2021, Mr. Williamson transitioned to Senior Advisor to the Chief Operating Officer.
Business Highlights for 2021
For many individuals, communities, and businesses, including Peabody, the COVID-19 pandemic brought with it many challenges. Against this backdrop and uncertainty, the Company quickly adapted to these challenges with cost improvement and other initiatives to position the Company for success. In the second half of the year, as a result of global economic recovery and constrained supply, demand for our product increased, with pricing in all markets that we operate reaching decade highs. The Company was positioned to benefit from this increase in demand and ended the year strong.

•There were no fatal accidents at any of our operated mines for the third consecutive year. Two of our U.S. thermal mines had zero reportable incidents, demonstrating truly zero harm, and globally Peabody recorded its lowest injury rate in the last twenty years.
•Operational and financial results were strong in the second half of the year after being impacted in the first half of the year by negative market factors as a result of COVID-19. Total 2021 revenues increased by 15% on flat sales volumes as compared to the prior year, resulting in net income attributable to common stockholders of $360.1 million. For the year, Adjusted EBITDA1 totaled $916.7 million, over 3.5 times of prior year results.
•We completed development work within our Seaborne Thermal segment to extend the life of Wilpinjong and to establish the Wambo JV. At our Wambo UG, we began efforts to develop subsequent panels based on economic evaluation.
•In our Seaborne Met segment, we successfully implemented cost improvement initiatives across the platform and restarted longwall production at our Shoal Creek and Metropolitan mines after idling due to

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	30

economic conditions. In addition, we began development efforts of Moorvale South within the CMJV complex which will result in an upgraded product quality.
•Within the U.S. thermal segment, we are advancing efforts for incremental production to meet current customer demand for our products with equipment optimizations, mine development and new hires that will result in rapid returns on minimal investment.
•We benefited from a full year of a streamlined corporate structure, resulting in 15 percent lower SG&A expense compared to the prior year.
•We took action to increase our financial strength, retiring approximately $420 million of senior secured debt in the year, representing 25% of our debt outstanding at the beginning of the year. We did this through open market purchases and debt to equity exchanges, resulting in a net gain from early debt extinguishment of $33 million. We raised additional net proceeds of $270 million by issuing 24.8 million shares under a "at-the-market" equity program.
•We had approximately $16.5 million of U.S. reclamation bond releases approved including final release on approximately 7,000 acres. In addition, we restored nearly 2,500 acres in the year.

•The El Segundo Mine received the 2021 Excellence in Reclamation Award from the New Mexico Mining and Minerals Division for its reclamation work at the mine.

•We successfully negotiated labor agreements at four of our locations that are represented by organized labor unions.
_______________________________
1Adjusted EBITDA is not a recognized term under GAAP. This measure is defined and reconciled to the nearest GAAP measure in Appendix B.
Response to Last Year’s Say-on-Pay Vote
At the 2021 Annual Meeting, we conducted a Say-on-Pay vote in which we received 97% support. The Compensation Committee considered the result of the 2021 Say-on-Pay vote in making compensation decisions after the 2021 Annual Meeting, but it did not make any changes to our compensation policies or practices that were specifically driven by the 2021 Say-on-Pay vote.
Peabody engaged in open and constructive dialogue with its stockholders throughout 2021 and into 2022. The Board and the Compensation Committee value these discussions and will continue to engage with stockholders to receive feedback about our executive compensation programs.
In addition to stockholder engagement, we sought the advice of the Compensation Committee’s independent consultant and other external advisors.
The Compensation Committee determined that the 2021 overall structure of the executive compensation program was grounded in a pay-for-performance approach, is aligned with current business realities, and is designed to motivate and reward our leaders for long-term performance and enhanced company value.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	31

2021 Executive Compensation Program Structure
Our 2021 executive compensation program reflected a combination of base salary, annual cash incentives, and long-term incentives.
The graphs below display the 2021 target total direct compensation mix for our CEO and our other NEOs, as well as the portion that was performance-based. As shown in the graphs below, about 53% of the CEO’s target total direct compensation and, on average, about 48% of the target total direct compensation for the other NEOs was performance-based.

2021 Total Direct Compensation at Target
CEO

67%
Variable
LTI (RSUs)
14%
Base Salary
19%
LTI (RCUs)
14%
LTI (PCUs)
29%
Short-Term
Incentive
24%
53%
Performance
Based

Process for Determining 2021 NEO Compensation
Our executive compensation philosophy is comprised of the following core principles:
•Pay-for-performance;
•STIP awards should be tied to the successful achievement of pre-established objectives that support our business strategy; and
•Long-term incentives should provide opportunities for executives to earn equity and cash compensation if certain pre-established long-term objectives are successfully achieved.
Summarized below are roles and responsibilities of the parties that participated in the development of Peabody’s 2021 executive compensation program:
Committees
The Compensation Committee and, as it relates to the CEO, the independent members of the Board (the “Special Committee” and together with the Compensation Committee, the “Committees”), had responsibility for overseeing our executive compensation framework. The Committees, working with the Committees’ independent compensation advisor (discussed further below), other advisors, and senior management, sought to align pay with performance and create incentives that reward operational excellence, safety, and financial management, and that ultimately are designed to create stockholder value.
The Committees’ responsibilities included:
•developing our executive compensation philosophy;
•approving base salaries and STIP and LTIP programs and opportunities;
•assessing performance and approving earned incentives;
•approving LTIP grants including performance goals and award terms; and
•approving severance programs and executive participation.
In making compensation decisions for 2021, the Committees reviewed the total compensation opportunity for each of our NEOs and determined base salaries and incentive targets, taking into consideration:
•the breadth, scope, complexity and criticality of each NEO’s role;
•competitive market information;

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	32

•internal equity or roles of similar responsibilities, experience, and organizational impact;
•current compensation levels; and
•individual performance.
The Committees did not use a predetermined formula to make overall decisions but generally considered all of the above factors.
Management
For 2021, in relation to compensation, the role of the CEO was to review the performance of the other NEOs and make recommendations on base salary, STIP, and LTIP opportunities for the other NEOs. The CEO is not present during deliberations or voting with respect to his own compensation.
Independent Compensation Consultants
The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other advisor only after taking into consideration all factors relevant to that person’s independence from management and is directly responsible for the appointment, compensation arrangements, and oversight of the work of any such person. Under this authority, for 2021 the Compensation Committee engaged an independent compensation consultant, F.W. Cook, after assessing its independence. F.W. Cook does not provide any other services to us and its work in support of the Compensation Committee did not raise any conflicts of interest or independence concerns. F.W. Cook in general provided the Committees with competitive market information, assistance on evaluation of the peer group composition, input to incentive program design, and information on compensation trends. The Board conducts an annual review of the performance of F.W. Cook.
Competitive Market Information
Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we utilized competitive market compensation information for 2021:
•as an input in developing base salary levels, STIP targets and LTIP award ranges;
•to evaluate the form and mix of equity awarded to NEOs;
•to assess the competitiveness of total direct compensation opportunities for NEOs;
•to evaluate share utilization by reviewing overhang levels and annual run rates;
•to evaluate share ownership guidelines;
•to validate whether our executive compensation program was aligned with our performance; and
•as an input in designing compensation plans, benefits and perquisite programs.
This competitive market information comes from both compensation surveys and a group of companies of similar size and/or complexity as us (the “Compensation Peer Group”), described in more detail in the section below. The survey data provided a significant sample size, included information for management positions below senior executives, and included other industries from which we might recruit for executive positions. The primary survey source was the Willis Towers Watson Executive Database. We did not select the constituent companies comprising this survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis.
As stated above, while the Compensation Committee examined competitive market information from this survey and the Compensation Peer Group, competitive market information was not the sole factor in its decision-making process.
Compensation Peer Group
In determining the composition of the Compensation Peer Group, our Compensation Committee considered companies that were:
•direct business competitors;
•labor market competitors;
•in a similar industry (for example, coal and consumable fuels, mining and metals, energy, and other companies subject to similar economic opportunities and challenges); and

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	33

•of a similar scale (with revenue and total assets generally within 1/3-times to 3-times the size of our company).

The following table illustrates the peer group developed as a result of this analysis:

2021 Compensation Peer Group (16)
Alliance Resource Partners, L.P.
Alpha Metallurgical Resources, Inc.(2)
Antero Resources Corporation
Arch Resources, Inc.
Cleveland-Cliffs Inc.
Compass Minerals International, Inc.
CONSOL Energy Inc.
CVR Energy, Inc.
Domtar Corporation
Kosmos Energy Ltd.
Noble Energy, Inc.
SM Energy Company
Southwestern Energy Company
Teck Resources Limited
United States Steel Corporation
Warrior Met Coal, Inc.

Alignment with Peer Median(1)
Total Assets ($M)
Peer Median $4,050
BTU $4,443
55th Percentile
Revenue ($M)
Peer Median $2,941
BTU $2,791
49th Percentile

          ________________________________
(1)Data is reflected as of the most recently reported four quarters at January 1, 2022 from S&P’s Capital IQ. For Peabody, this represents the fourth quarter of 2020 and the first three quarters of 2021. Includes adjustments that may differ from GAAP reporting made by Capital IQ.
(2)Effective February 1, 2021, Contura Energy, Inc. changed its name to Alpha Metallurgical Resources, Inc.
2021 NEO Compensation Determinations and Outcomes
The following discussion provides details of our executive compensation program determinations and outcomes for each of our NEOs during 2021.
Base Salaries
In general, we pay base salaries to the NEOs to provide them with a level of fixed income for their service to Peabody. Each of the NEOs received a base salary increase of 2% effective April 1, 2021. There was no increase in base salary for Mr. Yeates since he was hired on November 1, 2020. Mr. Grech was hired on June 1, 2021, and there were no further adjustments to his base pay during 2021. Mr. Kellow received no increase in base pay during 2021.

Named Executive Officer	Base Salary as of January 1, 2021	Base Salary as of December 31, 2021	Overall % Change in 2021
James C. Grech	N/A(1)	$1,000,000	N/A(1)
Mark A. Spurbeck	$520,000	$530,400	2%(2)
Darren R. Yeates	$700,000	$700,000	0%
Marc E. Hathhorn	$505,000	$515,100	2%(3)
Scott T. Jarboe	$465,000	$474,300	2%(4)
Glenn L. Kellow	$1,100,000	N/A(5)	N/A(5)
Kemal Williamson	$536,100	$546,822	2%
_________________________________
(1)Mr. Grech was hired on June 1, 2021.
(2)In connection with his assumption of responsibilities for our IT and Shared Services departments beginning in November 2021, Mr. Spurbeck's base salary was increased to $600,000, effective January 1, 2022.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	34

(3)Mr. Hathhorn's base salary will be increased to $530,000, effective April 1, 2022.
(4)In connection with his assumption of responsibilities for our human resources department beginning in November 2021, Mr. Jarboe's base salary was increased to $490,000, effective January 1, 2022.
(5)Mr. Kellow was not employed as of December 31, 2021.
Short-Term Incentive Program
The STIP is designed to reward company performance while encouraging management to continue to improve upon our excellent safety record. For 2021, the STIP design reflected an emphasis on our strategic priorities and our pay-for-performance approach. As part of our efforts to simplify the program and focus on metrics most aligned with our shareholders, Adjusted EBITDA - STIP was used as the primary financial metric in the short-term plan while Free Cash Flow - LTIP, or FCF - LTIP, was shifted to the long-term plan to avoid redundancy between the two plans.
The table below provides the definitions for and the purposes of the 2021 STIP performance metrics, which applied to the executive officers and certain other participants in the 2021 STIP:

Metric	Definition	Purpose
Adjusted EBITDA - STIP	This metric is based on Adjusted EBITDA – STIP of our consolidated enterprise, with a +/- 100% collar on seaborne sales net pricing variances, fuel pricing variances, and A$ variances.
•Drives management to maximize Adjusted EBITDA, the primary metric used to measure our segments’ operating performance.
•The collar is intended to focus management on operating performance while limiting exposure to pricing, fuel and foreign exchange volatility, both positive and negative.

TRIFR
The number of injuries that result in medical treatment, restricted work or lost time, divided by the number of hours worked (includes employees, contractors, and visitors), multiplied by 200,000 hours.

Safety & Sustainability MS Conformance
Safety & Sustainability MS sets the expectations relating to safety and health for the organization. Safety & Sustainability MS aligns with CORESafetyTM (a National Mining Association framework) and is centered on three key areas of leadership and organization, risk management and assurance. Embedded in this framework is a requirement to audit conformance.
•Safety is a value that is integrated into our business, and is a leading measure of operational excellence and a critical culture and industry imperative.
The 2021 STIP awards were designed so that no 2021 STIP award could exceed $5,000,000.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	35

Summarized in the table below are: the weights for each 2021 STIP performance metric; threshold, target, and maximum performance expectations; actual results; and the achievement percentage for each performance metric:

Metric	Weight	Threshold (25%)	Target (100%)	Maximum (150%)	Actual Results	Achievement(1)
Adjusted EBITDA - STIP ($ in millions)	80%	$234	$334	$384	$511	150.0%
Safety TRIFR	10%	1.52	1.17	0.82	1.10	110.0%
Safety & Sustainability MS	10%	Not more than two (2) open major non-conformances	Not more than one (1) open major non-conformance	Full conformance with all Safety & Sustainability MS elements and approved standards	94.4% Conformance	94.2%
				Total Weighted Achievement		140.4%
_________________________________
(1)Due to the length of time that the mine was not actively producing coal, Shoal Creek was excluded from the safety metrics, effectively reducing the overall achievement of the TRIFR metric from 127.4% to 110.0% and the Safety & Sustainability MS metric from 96.7% achievement to 94.2%.

In the first half of 2021, the COVID-19 pandemic continued to negatively impact Peabody’s operations and pricing and demand for its products. However, in the second half of the year, as economies around the world began recovery from the pandemic, Peabody was able to benefit from an increase in demand and price which resulted in positive financial results and robust share performance. In addition to Peabody’s financial performance, the Company recorded its lowest reportable injury rate in over a decade. The Compensation Committee made no discretionary adjustments to the 2021 STI awards due to the impact of the COVID-19 pandemic.

Name	Target Opportunity as a % of Base Salary	2021 STIP Earned as a % of Target	2021 STIP Earned ($)
James C. Grech	125%	82%	1,027,111	(1)
Mark A. Spurbeck(2)	85%	140%	633,070
Darren R. Yeates	100%	140%	982,940
Marc E. Hathhorn	85%	140%	614,808
Scott T. Jarboe	80%	140%	532,810
Glenn L. Kellow	125%	59%	806,258	(3)
Kemal Williamson	85%	140%	652,670
_________________________________
(1)The short-term incentive payment was pro-rated for the period from June 1, 2021, through December 31, 2021.
(2)In recognition of increased job responsibilities assumed by Mr. Spurbeck beginning in November 2021, his 2022 short-term incentive target was increased to 90% effective January 1, 2022.
(3)The short-term incentive payment was pro-rated for the period from January 1, 2021, through June 1, 2021.
Long-Term Incentive Program

As the Company struggled through a down-cycle in coal pricing in 2020, the structure of the long-term incentive plan was changed for fiscal year 2021 to shift a significant portion of target value from equity to cash and to reflect a shorter payout period. These changes were made to enhance certainty in the program for participants by increasing the emphasis on cash (recognizing the significant volatility in our stock) and to acknowledge the challenge of developing 3-year goals in an extremely difficult business environment. In light of these changes, the long-term incentive targets for each NEO were reduced by approximately 40%. We do not expect to maintain this structure on a long-term basis, especially given the Company’s improved financial outlook since the development of the 2021 incentive structure.

The 2021 LTIP for the NEOs was 50% performance-based and 50% time-based (with half of the time-based awards comprised of RSUs and the other half restricted cash). The awards generally vest ratably over a two-year period. Target aggregate LTIP award values were established for the NEOs as shown in the following table.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	36

Name	Target Value of Reduced LTIP Award
James C. Grech	$2,940,000	(1)
Mark A. Spurbeck	$624,000	(2)
Darren R. Yeates	$980,000	(3)
Marc E. Hathhorn	$606,000
Scott T. Jarboe	$372,000	(4)
Glenn L. Kellow	$2,940,000
Kemal Williamson	$643,320
_________________________________
(1)On June 1, 2021, Mr. Grech was hired as President and Chief Executive Officer and received a RSU award on that date equal to $1,500,000 that vests ratably over a 3-year period. This grant was in recognition of equity that Mr. Grech forfeited at his previous employer. Beginning with the 2022 LTI grant, Mr. Grech's target LTI value is $2,940,000 and will be delivered in the same mix as the other NEOs (i.e., 50% performance-based). Mr. Grech's target LTI value of $2,940,000 is shown above for clarity.
(2)In recognition of increased job responsibilities assumed by Mr. Spurbeck beginning in November 2021, his 2022 long-term incentive target was increased to $1,100,000.
(3)Mr. Yeates' unreduced LTI target value is $980,000. Mr. Yeates' 2022 long-term incentive target was increased to $1,250,000 effective January 1, 2022.
(4)In recognition of increased job responsibilities assumed by Mr. Jarboe beginning in November 2021, his 2022 long-term incentive target was increased to $950,000.

Performance Awards were granted to the NEOs for a performance period beginning on January 1, 2021, and ending December 31, 2022. The LTIP includes Performance Awards to provide strong linkage to Company performance based on the metrics described below.

The table below provides definitions for and the purposes of the performance metrics applicable to the 2021 performance-based cash awards:

Metric	Definition	Purpose
Free Cash Flow - LTIP
Net Cash Provided By/Used In Operating Activities +\- Net Cash Provided By/Used In Investing Activities (as disclosed in our public filings with the U.S. Securities and Exchange Commission). Calculations may be subject to adjustment provisions for material transactions or events.
•All-encompassing measure of Company performance by incorporating earnings, capital expenditures, interest, taxes and working capital. •Drives performance to maximize returns on capital investments.
Environmental Reclamation
•A ratio of reclaimed graded acres vs. disturbed acres, where “graded” means returning the land to the final contour grading prior to soil replacement and “disturbed” means new acres impacted for mining purposes; and
•Payout is based on a straight average of annual two-year performance.
Encourages commitment to reclamation and reduction of mining footprint, and, more broadly, a commitment to environmental and social responsibility, by incentivizing management to maximize acres reclaimed versus disturbed.
_________________________________

The Free Cash Flow - LTIP metric (which has a weighting of 80%) has a bifurcated performance period with 50% paying out after year one based on the achievement of the one-year FCF - LTIP performance period and the remaining 50% paying out after year two based on the achievement of the two-year FCF - LTIP performance period. The Environmental Reclamation metric (which has a weighting of 20%) pays at the end of the two-year performance period. The maximum achievement for Environmental Reclamation will be capped at target with the 2-year FCF - LTIP achievement used as a modifier to exceed target. If the Environmental Reclamation ratio

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	37

is at target or higher and FCF is above target, then Environmental Reclamation target achievement will be multiplied by the FCF achievement; otherwise, no adjustment will be made.

Summarized in the top table below is the weight for the one-year Free Cash Flow - LTIP performance metric and threshold, target and maximum performance expectations. During 2021, the Company posted $121 million of net cash margin relating to its economic hedging arrangements due to the extreme volatility in coal pricing decreasing its Free Cash Flow. As the net cash margin posted is tied to unrealized mark-to-market charges in the period, the impact of net cash margin has been excluded from the calculation of Free Cash Flow - LTIP for purposes of the performance metric. Summarized in the bottom table below is the year 1 payout amounts to the named executive officers.

Metric	Weight	Threshold	Target	Maximum	Actual
Free Cash Flow - LTIP	40%	($304M)	($179M)	($54M)	$409M
Payout as a Percent of Target		50%	100%	150%	150%

Name	Full Award Granted ($)	Year 1 Weighting	Metric Payout of Target	Weighted Payout	Year 1 Payout ($)
James C. Grech	N/A	N/A	N/A	N/A	N/A
Mark A. Spurbeck	312,000	40%	150%	60%	187,200
Darren R. Yeates	490,000	40%	150%	60%	294,000
Marc E. Hathhorn	303,000	40%	150%	60%	181,800
Scott T. Jarboe	186,000	40%	150%	60%	111,600
Glenn L. Kellow	1,470,000	40%	150%	60%	882,000
Kemal Williamson	321,660	40%	150%	60%	192,996

RSUs generally represent the right to receive a defined number of shares of our Common Stock after completing a service period established at the time of grant. RSUs granted to the NEOs in 2021 generally vest ratably on each of the first two anniversaries of the grant date, subject to continued employment. The Compensation Committee believes RSUs are important because they link compensation to stock price performance, promote retention, and build executive ownership and alignment with stockholders.

Restricted cash awards granted to the NEOs in 2021 generally vest ratably on each of the first two anniversaries of the grant date, subject to continued employment. The Compensation Committee believes the restricted cash awards are important to enhance certainty in the program (recognizing the significant level of volatility in our stock) and addresses the need to retain our executive leadership team during a period of significant industry uncertainty.
Earned Performance Unit Awards for 2019 Grant
With respect to the performance units for the 2019 grant, the overall performance was 63.93% as noted below:

Metric	Threshold	Target	Maximum	Weighting	2019 - 2021 Actual	Metric Payout of Target	Weighted Payout
ROIC	5.0%	10.0%	15.0%	80%	8.7%	86.67%	69.33%
Environmental Reclamation	0.8 to 1	1.0 to 1	1.2 to 1	20%	0.992	98.00%	19.60%
RTSR Payout Modifier	-25%	No Change	+25%		-25%		-25.00%
							63.93%
Annual ROIC was 9.7%, (5.2%) and 21.5% for the years 2019-2021, respectively, after adjusting for impacts relating to economic hedging arrangements. Average ROIC for the period 2019-2021 was 8.7%, as adjusted.

In 2021, the Company recorded unrealized mark-to-market charges of $115 million and posted $121 million of net cash margin relating to its economic hedge positions. As the net cash margin posted is tied to unrealized mark-to-market charges in the period, the impacts have been excluded from the calculation of ROIC for purposes of the Performance Unit Awards.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	38

Recognition Awards for Mr. Spurbeck and Mr. Jarboe
In recognition of their tremendous contributions towards the Company's refinancing efforts which helped avoid another restructuring, both Mr. Spurbeck and Mr. Jarboe received a restricted cash award granted on March 1, 2021, that vests ratably on January 2, 2022, and January 2, 2023. Mr. Spurbeck's award was $100,000 and Mr. Jarboe's award was $70,000.

Employment Agreement Modification for Mr. Yeates
Mr. Yeates' Employment Agreement was modified on December 6, 2021 to remove the requirement that Mr. Yeates relocate to the Company's headquarters in St. Louis, Missouri.

Transition Agreement with Mr. Kellow

As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 18, 2021, the Company and Mr. Kellow entered into an Employment Transition Agreement (Transition Agreement) as part of its succession planning process. Pursuant to the Transition Agreement, during the twelve months following his termination date of June 1, 2021, Mr. Kellow will provide consulting services to the Company for up to twenty hours per month. Mr. Kellow's consulting arrangement ensures a smooth leadership transition during a critical period for the Company. In determining to provide this compensation, the Committee considered the positive effect derived from his knowledge of the ongoing strategic initiatives that were in process at the time of his departure, Peabody's business strategy and his relationships with a varied group of key stakeholders. During the consulting period, Mr. Kellow will receive a monthly consulting fee of $85,000 per month. The consulting fees are not guaranteed; the Company will have no further obligation to provide the monthly consulting fee if (1) the Company terminates the consulting agreement for Cause; or if (2) Mr. Kellow voluntarily terminates the consulting arrangement (except for limited circumstances narrowly defined in the agreement). As a result of the Transition Agreement, Mr. Kellow’s equity awards continued to vest while performing these consulting services as follows:

•RSUs and time-based cash grants: Any RSUs and time-based cash grants that would vest by their original terms during the twelve months following Mr. Kellow’s termination date of June 1, 2021, vested upon his termination date.
•Performance Stock Units and Performance-based cash awards: A pro-rata portion (based upon the sum of the number of days employed plus the number of days in the consulting period during any applicable performance period, including any days remaining in such period following any date that the Company terminates the consulting period without cause, with sum divided by the number of days in

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	39

the performance period) of any performance stock units or performance-based cash awards held by Mr. Kellow that are outstanding as of the termination date shall remain eligible to vest based on actual performance through the entire performance period.
Executive Compensation Policies and Practices
Benefits
In 2021, NEOs participated in benefit plans generally available to the broader employee group.
Non-Qualified Defined Contribution Plan
The PIC Board approved the termination of the non-qualified defined contribution plan in May 2020. Participants in the non-qualified defined contribution plan received a lump sum distribution of their account balance under the plan in May 2021.
Perquisites
In 2021, we provided limited perquisites that the Committees believed were necessary to enable the NEOs to perform their responsibilities safely and efficiently. The limited perquisites utilized by our NEOs in 2021 are explained in the footnotes to the All Other Compensation table on page 46.
During 2021, we offered our NEOs financial counseling services. Offering such services helped ensure that our NEOs understand, appreciate and maximize our benefit programs. Not all of our NEOs utilized the financial counseling services; however, for those who did, we reported the value of the service as a perquisite in the All Other Compensation table below (these values were not “grossed up” for tax purposes). We stopped providing financial counseling services as of December 31, 2021. Additionally, in 2021, we provided the former President & CEO with tax preparation benefits of $15,968 in value (which benefit was also not “grossed up" for tax purposes). This perquisite is reported in the All Other Compensation table below.
Share Ownership Requirements
We have share ownership requirements for our NEOs, which are designed to align their long-term financial interests with those of our stockholders. The NEO share ownership requirements are as follows:

Role	Value of Common Stock to be Owned
CEO	5 times base salary
Other NEOs	3 times base salary
Prior to August 5, 2021, if at any time a NEO did not meet his or her ownership requirement for shares received, he or she had to retain 100% of net shares received as the result of the exercise, vesting or payment of any equity award until the ownership requirement was met. To better align with market practice, the Committee approved reducing the holding requirement to 50% of net shares received until the guideline is achieved. This applies to shares received on or after August 5, 2021. For this purpose, “net shares” means the shares that remain after shares are sold or withheld to satisfy any tax obligations, including withholding taxes, arising in connection with the exercise, vesting or payment of an equity award. As of December 31, 2021, all NEOs were in compliance with the requirement to retain 100% of shares received as the result of the exercise, vesting, or payment of any equity award until such NEO’s ownership requirement is met.
Prohibition on Hedging or Pledging of Company Stock
Our Insider Trading Policy prohibits our directors and all our employees, including our NEOs, from entering into hedging transactions involving our stock, and from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan. Prohibited hedging transactions specifically include transactions involving the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	40

Clawback Provisions
In 2018, our Compensation Committee approved a revised, stand-alone clawback policy designed to align with current market practice with respect to clawback policies. Under this policy, subject to certain exceptions, if Peabody is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, and the Board determines any current or former Section 16 officer of Peabody who received certain incentive-based compensation (including STIP awards and PSUs) has willfully committed an act of fraud, dishonesty, or intentional disregard of Company policies in the performance of his or her duties as a Section 16 officer that contributed to the noncompliance that resulted in Peabody’s obligation to prepare the accounting restatement, the Board may recover from each such culpable officer “excess incentive-based compensation.” For this purpose, excess incentive-based compensation generally is the amount of incentive-based compensation received by the culpable officer in excess of the amount that otherwise would have been received had such incentive-based compensation been determined based on the accounting restatement. The clawback policy applies to incentive-based compensation for which the applicable performance period ended (or, for stock options, the grant was made) in, or in the three years prior to, the year in which the Board determines that an accounting restatement is required.
Executive Severance Plan
On February 21, 2019, the Board adopted the Peabody Energy Corporation 2019 Executive Severance Plan, effective as of January 1, 2019 (the “2019 Severance Plan”). The 2019 Severance Plan revised and replaced the Peabody Energy Corporation 2015 Amended and Restated Executive Severance Plan. The 2019 Severance Plan provides for severance payments and benefits to the NEOs upon certain qualifying terminations of employment by Peabody without “Cause,” or by the NEO for “Good Reason” (as such key terms are defined in the 2019 Severance Plan). For more information about the 2019 Severance Plan, see “Potential Payments upon Termination or Change in Control.”

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	41

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Gorman, Laymon, Miller, and Sutherlin and Ms. Bertone served on our Compensation Committee during 2021. None of these committee members is a current or former Peabody officer or employee. In addition, none of our executive officers served during 2021 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board or Compensation Committee. No member of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries or had any relationship during the fiscal year ended December 31, 2021, that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	42

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC and incorporated by reference in Peabody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
MEMBERS OF THE COMPENSATION COMMITTEE:
JOE W. LAYMON, CHAIR
STEPHEN E. GORMAN
DAVID J. MILLER

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	43

RISK ASSESSMENT IN COMPENSATION PROGRAMS
The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.
In 2021, we conducted, and the Compensation Committee reviewed, a comprehensive global risk assessment. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments, and risk mitigation factors. Based on the review, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Peabody.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	44

EXECUTIVE COMPENSATION TABLES
2021 Summary Compensation Table
The following table summarizes the compensation of our Named Executive Officers for the years ended December 31, 2021, 2020 and 2019, as applicable.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
James C. Grech	2021	583,333	1,000,000	1,499,999		1,027,111	—	128,829	4,239,272
President and
Chief Executive Officer
Mark A. Spurbeck	2021	527,800	260,000	155,999		820,270	—	31,002	1,795,071
Executive Vice President	2020	488,482	—	521,028		111,618	—	15,524	1,136,652
and Chief Financial Officer
Darren R. Yeates	2021	700,000	—	244,999		1,276,940	—	—	2,221,939
Executive Vice President	2020	217,474	600,000	78,155	(6)	116,667	—	—	1,012,296
and Chief Operating Officer
Marc E. Hathhorn	2021	512,575	—	151,498		796,608	—	723,690	2,184,371
President—U.S. Operations	2020	505,000	97,500	1,073,832		93,534	—	40,923	1,810,789
	2019	459,511	331,626	977,398		442,017	—	48,548	2,259,101
Scott T. Jarboe	2021	471,975	—	92,998		644,410	—	24,701	1,234,083
Chief Administrative Officer and Corporate Secretary
Glenn L. Kellow	2021	462,500	367,500	1,193,696	(7)	1,688,258	—	5,041,858	8,753,812
Former President and	2020	1,100,000	—	5,209,680		—	—	43,231	6,352,911
Chief Executive Officer	2019	1,100,000	—	5,227,494		1,160,225	—	123,104	7,610,823
Kemal Williamson	2021	544,142	—	160,830		845,666	—	1,989,071	3,539,709
Former President — U.S. Operations	2020	536,100	—	1,139,963		99,294	—	33,660	1,809,017
	2019	532,825	—	1,115,865		384,507	1,785	68,968	2,103,950
_________________________________
(1)For Mr. Grech, the amount in the Salary column reported for 2021 represents the prorated amount of his annual $1,000,000 salary. Mr. Grech became President and Chief Executive Officer on June 1, 2021.
(2)Amounts in the Bonus column reported for 2021 represent a one-time inducement payment for Mr. Grech in conjunction with his employment start date; a one-time cash inducement payment for Mr. Spurbeck in recognition of his promotion in 2020, and the payment of Mr. Kellow's restricted cash award that vested per the terms of the Transition Agreement dated March 18,2021.
(3)Amounts in the Stock Awards column reported for 2021 represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”).
(4)Amounts in this column reported for 2021 represent awards earned under the 2021 STIP based on actual performance and the earned performance cash award for the one-year performance period as follows:

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	45

NEO	Short-term Incentive	Performance-based cash award earned for one-year performance period	Total
James C. Grech	1,027,111	N/A	1,027,111
Mark A. Spurbeck	633,070	187,200	820,270
Darren R. Yeates	982,940	294,000	1,276,940
Marc E. Hathhorn	614,808	181,800	796,608
Scott T. Jarboe	532,810	111,600	644,410
Glenn L. Kellow	806,258	882,000	1,688,258
Kemal Williamson	652,670	192,996	845,666
(5)Amounts in this column reported for 2021 are described in the All Other Compensation table below.
(6)Represents non-employee director DSU awards granted in fiscal 2020.
(7)Represents the incremental fair value of modified equity awards that would have otherwise been forfeited. Such amounts are computed as of the modification date, March 18, 2021, in accordance with FASB ASC Topic 718.The incremental value of the RSUs was $743,801 and the net incremental value of the PSUs was $449,895. See “Transition Agreement with Mr. Kellow” above for more detail.

All Other Compensation
The following table sets forth detailed information regarding the 2021 amounts reported in the All Other Compensation column of the 2021 Summary Compensation Table above.

Name	Group Term Life Insurance ($)	Registrant Contributions for Qualified 401(k) Plan ($) (1)	Restoration Benefit ($) (2)	Tax Gross-Ups ($) (3)	Perquisites ($) (4)	Consulting Agreement ($) (5)	Contractual Separation Payments ($) (6)	Relocation ($) (7)	Tax Equalization Payments ($) (8)	Total ($)
James C. Grech	4,389	9,525	21,275	43,266	—	—	—	50,374	—	128,829
Mark A. Spurbeck	1,335	14,500	11,112	—	4,055	—	—	—	—	31,002
Darren R. Yeates	—	—	—	—	—	—	—	—	—	—
Marc E. Hathhorn	1,983	14,500	10,540	148,448	126,979	—	—	—	421,239	723,690
Scott T. Jarboe	1,184	14,500	9,016	—	—	—	—	—	—	24,701
Glenn L. Kellow	1,202	8,775	—	—	15,968	510,000	4,505,913	—	—	5,041,858
Kemal Williamson	6,069	5,388	15,038	—	15,670	—	1,946,906	—	—	1,989,071
_________________________________
(1)Represents employer contributions to the Company’s qualified 401(k) plan. The non-qualified defined contribution plan was terminated in May 2020.
(2)Represents amounts paid directly to the named executive officer that Peabody would have contributed to the officer's account under the Peabody 401(k) plan absent limits applicable to such plans under the Internal Revenue Code. These payments are based on the same matching contribution formula applicable to all participants in this plan.
(3)For Mr. Grech, represents a tax gross-up for relocation costs. For Mr. Hathhorn, represents a tax gross-up on expenses related to his expatriate assignment.
(4)For Mr. Williamson, represents cost of financial planning services. For Mr. Spurbeck and Mr. Kellow, represents cost of tax return preparation services. For Mr. Hathhorn, represents expenses related to his expatriate assignment.
(5)Represents consulting fees paid during 2021 pursuant to the Transition Agreement dated March 18, 2021.
(6)For Mr. Kellow and Mr. Williamson, represents payments received from the 2019 Severance Plan and the total value of continuation of benefits. The payments were made pursuant to the terms of the 2019 Severance Plan. There were no discretionary adjustments to the severance plan benefits for Mr. Kellow or Mr. Williamson.
(7)For Mr. Grech, represents relocation costs, specifically relocation allowance, lodging, meals, airfare, and mileage.
(8)For Mr. Hathhorn, represents both U.S. and foreign taxes paid less hypothetical tax withholding.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	46

2021 Grants of Plan-Based Awards
The following table summarizes grants to the NEOs of plan-based awards during the year ended December 31, 2021. The table includes RSU awards, PSU awards, performance cash awards, restricted cash awards and 2021 STIP opportunities as approved by the Committees.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	James C. Grech	36,458	729,166(5)	1,093,749	—	—	—	—	—
	6/1/2021	—	—	—	—	—	—	202,429	1,499,999
	Mark A. Spurbeck	22,542	450,840	676,260	—	—	—	—	—
	1/4/2021(6)	31,200	312,000	468,000	—	—	—	53,061	155,999
	Darren R. Yeates	35,000	700,000	1,050,000	—	—	—	—	—
	1/4/2021(6)	49,000	490,000	735,000	—	—	—	83,333	244,999
	Marc E. Hathhorn	21,892	437,835	656,753	—	—	—	—	—
	1/4/2021(6)	30,300	303,000	454,500	—	—	—	51,530	151,498
	Scott T. Jarboe	18,972	379,440	569,160	—	—	—	—	—
	1/4/2021(6)	18,600	186,000	279,000	—	—	—	31,632	92,998
	Glenn L. Kellow	68,750	1,375,000	2,062,500	—	—	—	—	—
	1/4/2021(6)	147,000	1,470,000	2,205,000	—	—	—	—	—
	3/18/21	—	—	—	1,834	18,342	36,684	20,974	144,812
	3/18/21	—	—	—	9,791	97,910	195,820	65,333	608,884
	3/18/21							125,000	440,000
	Kemal Williamson	23,240	464,799	697,198	—	—	—	—	—
	1/4/2021(6)	32,166	321,660	482,490	—	—	—	54,704	160,830
_________________________________
(1)The first line under Non-Equity Incentive Plan Awards represents the potential payouts under the 2021 STIP. For the 2021 STIP, the target award represents the award payable upon achievement of the performance measures (Adjusted EBITDA, TRIFR and Safety and Sustainability) described above in the CD&A under the subheading “Short-term Incentive Program" at 100% of the specified performance measures. The maximum award represents 150% of the target award value and the threshold award represents 5% of the target award value (that is, the result if the lowest weighted metric met the threshold). Actual payouts under the 2021 STIP are included in the 2021 Summary Compensation Table.
(2)Represents the incremental number of PSUs that continued to vest per the terms of the Transition Agreement. The material terms are described on page 39. The maximum award represents 200% of the target award value and the threshold represents 10% of the target award value (that is, the result if the lowest weighted metric met the threshold).
(3)Represents RSU awards granted in fiscal 2021. The material terms of these awards are described beginning on page 36. For Mr. Kellow, this represents the number of RSUs that continued to vest per the terms of the Transition Agreement.
(4)Represents the grant date fair value of stock awards determined in accordance with FASB ASC Topic 718.
(5)Represents a prorated potential payout under the 2021 STIP for time served from the hire date.
(6)Represents the potential payouts of the performance-based cash awards. The target award represents the award payable upon achievement of the performance measures (Free Cash Flow - LTIP and Environmental Reclamation). The maximum award represents 150% of the target award value and the threshold award represents 10% of the target award value (that is, the result if the lowest weighted metric met the threshold). Actual payouts of the performance-based cash awards for the one-year performance period are included in the 2021 Summary Compensation Table.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	47

Outstanding Equity Awards at 2021 Fiscal Year-End
The table below sets forth details about the outstanding equity awards for each of the NEOs as of December 31, 2021. We note that the amount ultimately realized from outstanding equity awards typically varies based on many factors, including stock price fluctuations and stock sales.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
James C. Grech	06/01/2021	202,429	2,038,460	—	—
Mark A. Spurbeck	01/02/2019	1,480	14,904	2,961	29,817
	01/02/2020	14,349	144,494	—	—
	01/22/2020	9,650	97,176	—	—
	07/01/2020	16,315	164,292	81,600	821,712
	01/04/2021	53,061	534,324	—	—
Darren R. Yeates	01/04/2021	83,333	839,163	—	—
Marc E. Hathhorn	01/02/2019	2,981	30,019	5,962	60,037
	07/01/2019	18,338	184,664	—	—
	09/01/2019	1,101	11,087	3,304	33,271
	01/02/2020	26,933	271,215	121,200	1,220,484
	01/04/2021	51,530	518,907	—	—
Scott T. Jarboe	01/02/2019	1,214	12,225	2,428	24,450
	01/02/2020	11,766	118,484	44,818	451,317
	04/01/2020	9,506	95,725	—	—
	01/04/2021	31,632	318,534	—	—
Glenn L. Kellow	01/02/2019	—	—	103,643	1,043,685
	01/02/2020	—	—	473,726	4,770,421
Kemal Williamson	01/02/2019	4,916	49,504	22,124	222,789
	01/02/2020	28,592	287,921	128,664	1,295,646
	01/04/2021	54,704	550,869	—	—
_________________________________
(1)The RSU award granted to Mr. Grech on June 1, 2021, vests ratably on the first three anniversaries of the grant date. The RSU awards granted on January 4, 2021, for Mr. Spurbeck, Mr. Yeates, Mr. Hathhorn, Mr. Jarboe, and Mr. Williamson vest ratably on January 4, 2022, and January 4, 2023. For awards granted prior to 2021, these RSU awards generally vest ratably on the first three anniversaries of the grant date, except that the RSU award for Mr. Hathhorn with a July 1, 2019 grant date vests in full on January 2, 2022, the RSU award for Mr. Hathhorn with a September 1, 2019, grant date generally vests ratably on January 2, 2021, and January 2, 2022, the RSU award for Mr. Spurbeck with a January 22, 2020, grant date vests on January 22, 2021, January 2, 2022, and January 2, 2023, and the RSU award for Mr. Spurbeck with a July 1, 2020 grant date vests on July 1, 2021, January 2, 2022, and January 2, 2023.
(2)Market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2021 ($10.07 per share).
(3)These PSU awards generally vest following a three-year performance period based on the relative achievement of the applicable performance objectives.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	48

2021 Option Exercises and Stock Vested
The following table summarizes the RSU awards that vested during fiscal 2021 for each of the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Grech	—	—
Mark A. Spurbeck	27,633	137,920
Darren R. Yeates	—	—
Marc E. Hathhorn	23,675	65,746
Scott T. Jarboe	15,068	43,173
Glenn L. Kellow	389,001	2,130,437
Kemal Williamson	37,468	116,681

2021 Non-Qualified Deferred Compensation
The PIC Board approved the termination of the non-qualified defined contribution plan (the “Non-Qualified Plan”) in May 2020. Following the termination of the Non-Qualified Plan, participants were not permitted to make contributions to the plan and Company contributions to the plan were discontinued. Participants in the Non-Qualified Plan received a lump sum distribution of their account balance under the plan in May 2021.

Name	Amount Distributed ($)
James C. Grech	N/A
Mark A. Spurbeck	25,116
Darren R. Yeates	N/A
Marc E. Hathhorn	112,619
Scott T. Jarboe	507
Glenn L. Kellow	656,677
Kemal Williamson	1,562,179

2019 Severance Plan
The 2019 Severance Plan, which was in effect for all of 2021, was adopted to provide transitional assistance to certain senior executives whose employment is terminated by us (for reasons other than cause, death or disability) or by the senior executive for good reason. As discussed above, in February 2019, the Board adopted the 2019 Severance Plan, effective as of January 1, 2019.
The following table highlights the key provisions of the 2019 Severance Plan in effect during 2021 (certain terms used in the following table are defined in the 2019 Severance Plan):

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	49

Element	Severance Plan Provisions
NEOs Covered	All NEOs.
Term of Arrangement
The 2019 Severance Plan may be modified, amended or terminated at any time by the Board without notice to plan participants (“Participants”) with certain exceptions.
For a period of two years following a Change in Control, the 2019 Severance Plan may not be discontinued, terminated, or amended in such a manner that decreases the Severance Payment payable to any Participant or that makes any provision less favorable for any Participant without the consent of the Participant.
The 2019 Severance Plan may not be modified, amended or terminated in a manner adverse to Participants as of the date of the modification, amendment, or termination without six months’ advance written notice of such modification, amendment, or termination.
Either Peabody or the executive may terminate employment at any time for any reason (other than for cause) by delivery of notice 90 days in advance of the termination date.

Severance Benefits
Upon termination other than for cause or upon resignation for good reason, severance is equal to a 1.5x multiplier for the NEOs (other than Mr. Williamson, who has a 2x multiplier) and 2x for the CEO (or, in the event termination occurs within two years after a Change in Control, the severance multiplier changes to 2x for the NEOs including Mr. Williamson and 2.5x for the CEO):
•base salary;
•average annual cash incentive award paid for the three years preceding the year of termination; and
•6% of base salary for the NEOs other than Mr. Grech, Mr. Yeates, Mr. Spurbeck and Mr. Jarboe (to compensate for Company contributions he or she otherwise would have earned under our 401(k) plan).
The multiples are 1.5x for the non-Change in Control severance and 2x for the Change in Control severance benefits described above for each of Mr. Yeates, Mr. Spurbeck, Mr. Hathhorn, and Mr. Jarboe. Upon termination other than for cause or upon resignation for good reason, the executive is also entitled to a pro-rata portion of the current-year annual incentive based upon actual performance for the year in which termination occurs, as well as certain medical and other benefits for up to 18 months.

Restrictive Covenants (post-termination)
Confidentiality (perpetual).
Non-compete (1 year).
Non-solicitation (1 year).
Breach will result in forfeiture of any unpaid amounts or benefits; executive will repay any portion of the severance payment previously paid to him or her.

Tax Gross-Ups	None.
While Mr. Yeates has not entered into the Company’s standard form of participation agreement for executive officers of the Company (a “Participation Agreement”) under the 2019 Severance Plan, Mr. Yeates is required pursuant to his Employment Agreement to comply with the terms of the 2019 Severance Plan and Participation Agreement during his employment and may be entitled to the benefits set forth in the 2019 Severance Plan upon certain terminations of his employment, subject to Mr. Yeates’ satisfaction of the requirements set forth in his Employment Agreement, the 2019 Severance Plan and Participation Agreement.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	50

The table set forth on the next page reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination related to a Change in Control, under the terms of the 2019 Severance Plan and equity award agreements, as applicable. Certain terms used in the chart are defined in the 2019 Severance Plan or applicable award agreement. The amounts shown assume a termination effective as of December 31, 2021, and reflect the terms of the employment transition agreement entered into with Mr. Kellow on March 18, 2021. The severance amount for Mr. Williamson is based on his termination date of January 9, 2022. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.
Under the award agreement applicable to RSU and restricted cash awards, such awards generally vest in full on the grantee’s death or “disability” (as defined in the award agreement). If the grantee becomes eligible for “retirement” (as defined in the award agreement) after the grant date, the award will begin to vest on a quarterly basis (rather than an annual basis), still generally subject to continued employment.
Under the award agreements applicable to the PSU and performance-based cash awards, in the event of the grantee’s termination of service on account of death or “disability” (as defined in the award agreement), such awards generally become earned and vest on the basis of the relative achievement of the applicable performance goals for the entire performance period. In the event of a grantee’s termination of service on account of “retirement” (as defined in the award agreement), or on account of a termination without “cause” or for “good reason” (as each such term is defined in the award agreement), other than following a change in control, a pro-rata portion of the PSUs and performance-based cash awards will vest, based on the number of days that the grantee provided services to Peabody or a subsidiary during the performance period and the relative achievement of the applicable performance goals for the entire performance period.
Generally, in the event of a “change in control” (as defined for purposes of the awards), if outstanding equity awards are continued, assumed, or replaced by the acquiring or surviving entity, unless otherwise determined by the Compensation Committee, the Compensation Committee will either (1) make such adjustment to the awards then outstanding as the Compensation Committee deems appropriate to reflect the change in control or (2) cause any such outstanding awards to be replaced and/or substituted by new rights by the acquiring or surviving entity after the change in control. If the awards are not to be assumed in the change in control, the Compensation Committee will generally cancel such awards in exchange for consideration (whether in cash or other property) based on the price paid per share as part of the change in control, and the Compensation Committee may in such circumstances convert the awards into cash-settled awards based on the value of the consideration Peabody’s stockholders receive in the change in control, as determined by the Compensation Committee in compliance with Section 409A of the Code.
If a grantee’s service is terminated without “cause” or for “good reason” within two years after a change in control, outstanding equity awards held by such grantee will generally vest in full. PSU and performance-based cash awards will generally vest in such circumstances based on the relative achievement of the applicable performance goals for the full performance period.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
(as of December 31, 2021)

Name and Event of Termination	Cash Severance ($)	Continued Benefits and Perquisites ($)	Other Cash Payment ($)	Accelerated and/or Continued Vesting/ Earnout of Unvested Equity Compensation ($) (1)	Excise Tax Gross-up or Cut-back ($)	Total ($)
James C. Grech
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,027,111	2,038,460	—	3,065,571
Involuntary Termination “Without Cause” or “For Good Reason” (3)	4,500,000	14,671	1,027,111	—	—	5,541,782
Involuntary Termination Related to a Change in Control (4)	5,625,000	14,671	1,027,111	2,038,460	—	8,705,242
Mark A. Spurbeck
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,357,070	1,525,621	—	2,882,691
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,035,400	20,886	960,670	386,809	—	2,403,765
Involuntary Termination Related to a Change in Control (5)	1,380,534	20,886	1,357,070	1,525,621	—	4,284,111
Darren R. Yeates
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,962,940	839,163	—	2,802,103
Involuntary Termination “Without Cause” or “For Good Reason” (3)	2,100,000	—	1,497,440	—	—	3,597,440
Involuntary Termination Related to a Change in Control(5)	2,800,000	—	1,962,940	839,163	—	5,602,103
Marc E. Hathhorn
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	1,220,808	1,894,489	—	3,115,297
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,253,772	20,886	932,958	605,864	—	2,813,480
Involuntary Termination Related to a Change in Control (6)	1,671,695	20,886	1,220,808	1,894,489	—	4,807,878
Scott T. Jarboe
“For Cause” Termination or Voluntary Termination	—	—	—	—	—	—
Death or Disability (2)	—	—	974,810	863,433	—	1,838,243
Involuntary Termination “Without Cause” or “For Good Reason” (3)	923,122	7,580	728,110	217,612	—	1,876,424
Involuntary Termination Related to a Change in Control (5)	1,230,830	7,580	974,810	863,433	—	3,076,653
Kemal Williamson
Involuntary Termination “Without Cause” or “For Good Reason” (3)	1,926,020	20,886	—	—	—	1,946,906

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	52

_________________________________
(1)Reflects the value the NEO could realize as a result of the accelerated vesting of unvested RSUs and accelerated or continued vesting of unvested PSUs. Value attributed to RSU and PSU awards is based on the December 31, 2021 closing stock price of $10.07.
(2)For all NEOs, compensation payable upon death or disability would include: (1) accrued but unused vacation; (2) earned but unpaid STIP for the year of termination; and (3) the value the NEO could realize as a result of the accelerated or continued vesting of any unvested RSUs, PSUs, restricted cash and performance-based awards. Amounts do not include life insurance payments in the case of death.
(3)For all NEOs, compensation payable would include: (1) severance payments of 1.5 times (or 2 times for Mr. Grech, Mr. Kellow, and Mr. Williamson) base salary; (2) a payment equal to 1.5 times (or 2 times for Mr. Grech, Mr. Kellow, and Mr. Williamson) the average of the actual annual incentives paid in the three prior years; (3) a payment equal to 1.5 times 6% of base salary for Mr. Hathhorn (or a payment of 2 times 6% of base salary for Mr. Kellow and Mr. Williamson) to compensate the NEO for Company contributions the NEO otherwise might have received under our 401(k) plan (excluding Mr. Grech, Mr. Spurbeck, Mr. Yeates, and Mr. Jarboe); (4) any earned but unpaid annual incentive for the year of termination; (5) continuation of benefits for 18 months (excluding Mr. Yeates); and (6) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based awards.
(4)For the CEO, compensation payable would include: (1) severance payments of two and one half times base salary; (2) a payment equal to two and one half times the average of the actual annual incentives paid in the three prior years; (3) any earned but unpaid annual incentive for the year of termination; (4) continuation of benefits for 18 months; and (5) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based awards.
(5)For Mr. Yeates, Mr. Spurbeck, and Mr. Jarboe, compensation payable would include (1) severance payments of two times base salary; (2) a payment equal to two times the average of the actual annual incentives paid in the three prior years; (3) a pro-rata, current-year annual incentive based upon actual performance for the year in which termination occurs; (4) any earned but unpaid annual incentive for the year of termination; (5) continuation of benefits for 18 months; and (6) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based awards.
(6)For Mr. Hathhorn, compensation payable would include (1) severance payments of two times base salary; (2) a payment equal to two times the average of the actual annual incentives paid in the three prior years; (3) ) a payment equal to two times 6% of base salary to compensate Mr. Hathhorn for Company contributions Mr. Hathhorn otherwise might have received under our 401(k) plan; (4) a pro-rata, current-year annual incentive based upon actual performance for the year in which termination occurs; (5) any earned but unpaid annual incentive for the year of termination; (6) continuation of benefits for 18 months; and (7) the value that could be realized based on vesting of outstanding RSU, PSU, restricted cash and performance-based awards.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	53

Transition Agreement with Mr. Kellow
Per the Transition Agreement dated March 18, 2021, during the twelve months following Mr. Kellow's termination date of June 1, 2021, Mr. Kellow will provide consulting services to the Company for up to twenty hours per month. Mr. Kellow's consulting arrangement ensures a smooth leadership transition during a critical period for the Company. In determining to provide this compensation, the Committee considered the positive effect derived from his knowledge of the ongoing strategic initiatives that were in progress at the time of his departure, Peabody's business strategy and his relationships with a varied group of key stakeholders. During the consulting period, Mr. Kellow will receive a monthly consulting fee of $85,000 per month. The consulting fees are not guaranteed; the Company will have no further obligation to provide the monthly consulting fee if (1) the Company terminates the consulting agreement for Cause; or if (2) Mr. Kellow voluntarily terminates the consulting arrangement (except for limited circumstances narrowly defined in the agreement). As a result of this transition agreement, Mr. Kellow's equity awards continued to vest while performing these consulting services. The value of Mr. Kellow's equity that continued to vest, severance payments and consulting fees are outlined in the following table.

Glenn Kellow Transition Agreement
Equity & Separation Payments	Shares (#)	Value ($)
RSUs(1)	211,307	1,565,785
PSUs(2)
2019 Award	18,342
2020 Award	97,910
Performance- Cash (2021)(3)		784,134
Service-based Cash (2021)(4)		367,500
Total Equity & Cash Payments		2,717,419
Severance Payments		4,485,027
Continued Benefits		20,886
Total Severance		4,505,913
Consulting Agreement(5)		1,020,000
Grand Total		8,243,332
_______________________________
(1)Represents the RSUs that vested and were released per the Transition Agreement on Mr. Kellow's termination date of June 1, 2021 at a share price of $7.41.
(2)Represents the number of PSUs that remain eligible to vest per the Transition Agreement; value subject to final performance outcomes.
(3)Represents the portion of the performance-based cash award that continued to vest per the Transition Agreement at target performance.
(4)Represents the portion of the restricted cash award that vested on June 1, 2021, per the Transition Agreement.
(5)Represents the monthly consulting fee of $85,000.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	54

PAY RATIO DISCLOSURE
The pay ratio information is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions and the Board does not use this pay ratio to determine executive compensation adjustments.
Methodology to Determine Median Employee
In determining such median employee, we evaluated our 3,211 U.S. and 1,908 non-U.S. employees (other than our CEO) as of December 31, 2021 (the “Determination Date”). From this total number, we excluded 4 non-U.S. employees (consisting of four employees in China, or collectively 0.08% of our total workforce), in accordance with a de minimis exception. The remaining 5,115 employees consisted of all of our full-time, part-time and temporary employees (other than our CEO) in the United States and Australia as of the Determination Date. The median employee was selected using a total cash compensation approach, consisting of base salary, overtime, and target short-term incentive levels for the period beginning on January 1, 2021, and ending on December 31, 2021, and salaries were annualized for employees who were not employed for all of 2021 as permitted by the applicable rules.
Median Employee to CEO Pay Ratio
For 2021, we calculated annual total compensation for the median employee using the same methodology as for our NEOs as described in the 2021 Summary Compensation Table within this Proxy Statement. With respect to the annual total compensation of our CEO, we annualized the total compensation of our current CEO, as his compensation is reported in the 2021 Summary Compensation Table above, since he began serving on June 1, 2021. The ratio of the annual total compensation of our median employee to the annual total compensation of our CEO is shown below:

Individual	Annual Total Compensation
James C. Grech President and Chief Executive Officer	$6,823,829
Median Employee	$110,472
Pay Ratio	62 to 1

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	55

PROPOSAL 2 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) require that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the CD&A, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure accompanying such information. At our 2018 Annual Meeting, our stockholders approved, on an advisory basis, that an advisory vote on named executive officer compensation should be held annually. Based on such result, our Board determined that the advisory vote on our named executive officers’ compensation will be held every year until the next advisory vote on the frequency of future advisory votes on our named executive officers’ compensation. We expect the next advisory vote to approve our named executive officers’ compensation will be held at the 2023 Annual Meeting and the next advisory vote on the frequency of future advisory votes to be held at the 2024 Annual Meeting.
We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our stockholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving Peabody’s financial objectives and growing value for stockholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the CD&A section above. The compensation program was designed in a manner that we believe is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executives.
Peabody and the Board continually evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our stockholder advisory vote on executive compensation. The Compensation Committee will continue to routinely evaluate and, as appropriate, take into account the views of our stockholders to enhance our compensation program.
For the reasons discussed in the CD&A section above, the Board recommends that stockholders vote, on an advisory basis, in favor of the following “Say-on-Pay” resolution:
“Resolved, that the compensation paid to Peabody’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this Proxy Statement, is hereby approved.”
Because your vote is advisory, it will not be binding upon Peabody, the Board or the Compensation Committee. However, we value the views of our stockholders, and the Compensation Committee expects to continue to take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	56

AUDIT COMMITTEE REPORT
Peabody’s management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) and the financial reporting process, including Peabody’s disclosure controls and procedures and internal control over financial reporting. Peabody’s independent registered public accounting firm is responsible for (i) auditing Peabody’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of Peabody’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board, composed solely of independent directors, meets periodically with management, including the Director, Internal Audit (the employee with primary responsibility for Peabody’s internal audit functions) and others in Peabody, and Peabody’s independent registered public accounting firm to review and oversee matters relating to Peabody’s financial statements, audit services, internal audit activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants.
The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“EY”), Peabody’s independent registered public accounting firm, Peabody’s audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including critical audit matters (CAMs), and the SEC. In addition, the Audit Committee received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, discussed with EY its independence from Peabody and Peabody’s management, and considered whether EY’s provision of non-audit services to Peabody is compatible with maintaining the auditor’s independence.
The Audit Committee conducted its own self-evaluation and evaluation of the services provided by EY during the fiscal year ended December 31, 2021. Based on its evaluation of EY, the Audit Committee reappointed EY as Peabody’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that Peabody’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
AUDIT COMMITTEE MEMBERS:
NICHOLAS J. CHIREKOS, CHAIR
ANDREA E. BERTONE
WILLIAM H. CHAMPION
MICHAEL W. SUTHERLIN

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	57

AUDIT FEES
Fees Paid to Independent Registered Public Accounting Firm
Ernst & Young LLP has served as our independent registered public accounting firm since 1991. In approving the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the Audit Committee considered, among other factors:
•Audit approach and supporting tools;
•General technical expertise;
•Audit quality factors, including timing of procedures and engagement team workload and allocation;
•Recent Public Company Accounting Oversight Board (PCAOB) inspection findings and Ernst & Young LLP’s responses thereto;
•Communication and interaction with the Audit Committee and management;
•Independence and commitment to objectivity and professional skepticism;
•Prior year audit performance; and
•The reasonableness and appropriateness of fees.
The following fees were paid to Ernst & Young LLP for services rendered during the fiscal years ended December 31, 2021, and 2020:
•Audit Fees: $3,341,860 (for the fiscal year ended December 31, 2021) and $4,109,533 (for the fiscal year ended December 31, 2020) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, services provided in connection with statutory and regulatory filings or transactional requirements, assistance with and review of documents filed with the SEC and accounting and financial reporting consultations.
•Audit-Related Fees: $29,219 (for the fiscal year ended December 31, 2021) and $39,613 (for the fiscal year ended December 31, 2020) for assurance-related services for internal control reviews, and other attest services not required by statute.
•Tax Fees: $123,779 (for the fiscal year ended December 31, 2021) and $155,608 (for the fiscal year ended December 31, 2020) for tax compliance, tax advice and tax planning services.
•All Other Fees: $1,030 (for the fiscal year ended December 31, 2021) and $2,000 (for the fiscal year ended December 31, 2020) for fees related to an online research tool.
Under the Board’s established procedures, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services, and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee regularly reviews the amount of all billings submitted by the independent registered public accounting firm to ensure their services do not exceed pre-defined limits. The Audit Committee must review and

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	58

approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm.
Under our policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court) and (12) tax services to any of our officers whose role is in a financial reporting oversight capacity (regardless of whether we or the officer pays the fee for the services).
During the fiscal years ended December 31, 2021, and 2020, all the services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with the procedures described above.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	59

AUDIT COMMITTEE CHAIR’S LETTER
Number of meetings in 2021: 10
Membership and Attendance:

Members	Total Meetings Attended in 2021	Attendance Percentage of All Meetings in 2021	Meetings Attended as a Committee Member	Attendance Percentage of Meetings Held While a Committee Member
Andrea E. Bertone	10	100%	10	100%
William H. Champion	10	100%	10	100%
Nicholas J. Chirekos (Chair)	10	100%	10	100%
Michael W. Sutherlin	10	100%	10	100%

Dear Stockholder:

On behalf of the Board, I am pleased to present this year's Audit Committee (the Committee) report. During the year in addition to our regular duties, the Committee focused on implementation of the new reserve and resource reporting requirements, impacts of capital structure initiatives throughout the year, and accounting for derivatives.
Committee Membership

The membership of the Committee remained constant throughout 2021, with all members of the Committee being reappointed following the annual meeting of stockholders in May 2021. Unfortunately, in 2022 we will be losing the expertise of Mr. Sutherlin from the Committee, as he will retire from the Board effective as of the 2022 Annual Meeting. We thank Mr. Sutherlin for his service and wish him well in his retirement.
Annual Report

The judgements and factors that the Committee considered in reviewing the Company’s financial statements are set out in the Audit Committee Report. Based on those reviews, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Plans for 2022

The Committee is focused on continuing to ensure strong internal controls over financial reporting and accounting impacts of ongoing capital structure initiatives.
I will be available at the Annual Meeting to answer any questions about our work.

Nicholas J. Chirekos
Audit Committee Chair

March 24, 2022

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	60

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board’s Audit Committee has appointed Ernst & Young LLP (EY) as Peabody’s independent registered public accounting firm to audit Peabody’s financial statements for the fiscal year ending December 31, 2022. As a matter of good corporate governance, the Audit Committee submits its selection of EY to our stockholders for ratification, and will consider the vote of our stockholders when appointing our independent registered public accounting firm in the future. A representative of EY is expected to attend the 2022 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired.

The Audit Committee considers a number of factors in deciding whether to re-engage EY as the independent registered public accounting firm, including the length of time the firm has served in this role and an assessment of the firm’s professional qualifications and resources. In this regard, the Audit Committee considered that Peabody requires global, standardized and well-coordinated services, not only for audit purposes, but for other nonaudit services items, such as valuation support, IT consulting and payroll services. Many of these services are provided to Peabody by other multinational audit and accounting firms. A change in our independent auditor would require us to replace one or more of the multinational service providers that perform nonaudit services for us and could significantly disrupt our business due to the loss of cumulative knowledge in the service providers’ areas of expertise.

For additional information regarding Peabody’s relationship with EY, please refer to the “Audit Committee Report” and “Audit Fees” sections above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	61

STOCK OWNERSHIP
Security Ownership of Directors and Management and Certain Beneficial Owners
The following table sets forth information as of March 10, 2022, with respect to persons or entities who are known by Peabody to beneficially own more than 5% of our outstanding Common Stock, each current director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.
Beneficial Owners of More Than Five Percent, Directors and Management

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)(4)		Percent of Class (5)
Elliott Investment Management L.P. c/o Elliott Investment Management L.P. Phillips Point, East Tower 777 S. Flagler Drive, Suite 1000 West Palm Beach, FL 33401	25,859,970	(6)	18.7%
State Street Corporation SSGA Funds Management, Inc. State Street Financial Center 1 Lincoln Street Boston, MA 02111	10,116,471	(7)	7.3%
Samantha B. Algaze	—		*
Andrea E. Bertone	—		*
William H. Champion	—		*
Nicholas J. Chirekos	8,348		*
Stephen E. Gorman	8,348		*
James C. Grech	—
Marc E. Hathhorn	18,335		*
Scott T. Jarboe	17,694		*
Glenn L. Kellow	938,554	(8)	*
Joe W. Laymon	4,994		*
Robert A. Malone	8,348		*
David J. Miller	—		*
Mark A. Spurbeck	12,742		*
Michael W. Sutherlin	8,348		*
Kemal Williamson	105,496	(8)	*
Darren R. Yeates	41,667		*
All Directors and Executive Officers as a Group, excluding the former CEO & former President - U.S. Operations (16 People)	128,824		*
_________________________________
(1)The address for all officers and directors listed is c/o Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
(2)Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Unless otherwise indicated, persons and entities named in the table have sole voting and dispositive power with respect to all shares beneficially owned.
(3)Excludes restricted stock units that remain unvested except that it includes restricted stock units that will vest and become available within 60 days of March 10, 2022.
(4)Excludes deferred stock units held by our non-employee directors as of March 10, 2022 as follows: Ms. Algaze, 22,382; Ms. Bertone, 24,597; Mr. Champion, 16,548; Mr. Chirekos, 23,405; Mr. Gorman, 23,405; Mr. Laymon, 26,759; Mr. Malone, 23,405; Mr. Miller, 22,382; Mr. Sutherlin, 23,405 and all directors as a group, 206,288. Also excludes 17,500 deferred stock units held by Mr. Yeates as of March 10, 2022.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	62

(5)Applicable percentage ownership is based on 138,260,325 shares of Common Stock outstanding on March 10, 2022. An asterisk (*) indicates that the applicable person beneficially owns less than 1% of the outstanding shares. Share ownership requirements for our directors are described on page 28 under the heading “Non-Employee Director Share Ownership Requirements” and requirements for our executives are described on page 40 under the heading “Share Ownership Requirements”.
(6)This information is based solely on a Schedule 13D/A filed by Elliott Investment Management L.P. (“EIM”), the investment manager of Elliott Associates, L.P. (“Elliott Associates”) and Elliott International, L.P. (“Elliott International” and together with Elliott Associates, the “Elliot Funds”), with the SEC on November 10, 2021, with respect to shares of Common Stock held by the Elliott Funds and/or their respective subsidiaries. According to such Schedule 13D/A, EIM beneficially owns 25,859,970 shares, and has sole voting power and sole dispositive power with respect to such shares.
(7)This information is based solely on a Schedule 13G filed by State Street Corporation ("State Street") and SSGA Funds Management, Inc. ("SSGA") with the SEC on February 11, 2022. According to such Schedule 13G, State Street beneficially owns and has shared dispositive power over 10,116,471 shares and has shared voting power over 10,055,377 shares. SSGA, a subsidiary of State Street, beneficially owns and has shared dispositive power over 8,490,141 shares and has shared voting power over 8,474,641 shares. The remaining shares are held directly or indirectly through other State Street Corporation subsidiaries for which State Street Corporation is the parent holding company.
(8)Represents beneficial ownership balances as of the last Form 4 filed since Mr. Kellow and Mr. Williamson are no longer executives.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	63

REVIEW OF RELATED PERSON TRANSACTIONS
Policy for Approval of Related Person Transactions
Under a written policy adopted by the Board, the Nominating and Corporate Governance Committee is responsible for performing a reasonable prior review and approving all transactions between Peabody and certain “related persons,” such as our executive officers, directors, and owners of more than 5% of our voting securities. In reviewing a transaction, the Nominating and Corporate Governance Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence, and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our stockholders are permitted to be approved. No committee member may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investor,” then “Governance Documents,” and then “Related Persons Transaction Policy” and is available in print to any stockholder who requests it. The Board has concluded that there are no material related person transactions or agreements during 2021 and through the date of this Proxy Statement requiring disclosure.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	64

ADDITIONAL INFORMATION
Communications with the Board
The Board has adopted the following procedures for stockholders and other interested persons to send communications to the Board and/or individual directors (collectively, “Stockholder Communications”).
Stockholders and other interested persons seeking to communicate with the Board and/or individual directors should submit their written communications to the Chair, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chair will forward such Stockholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such Stockholder Communications at the next regular meeting of the Board. If a Stockholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director, the Chair will forward that Stockholder Communication to the named director and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.
If a Stockholder Communication raises concerns about management’s or Peabody’s ethical conduct, it should be sent directly to our Chief Administrative Officer at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chief Administrative Officer will review the Stockholder Communication and, if appropriate, forward a copy of it to the Chair of the Audit Committee and, if appropriate, the Chair of the Board, and see that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.
If a stockholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such Stockholder Communication should be sent directly to the Corporate Secretary, who will forward it directly to the Chair of the Board. The Corporate Secretary will first consult with and receive the approval of the Chair of the Board before disclosing or otherwise discussing the Stockholder Communication with members of management or directors who are members of management.
At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks, harassment, and/or other inappropriate content.
At our 2022 Annual Meeting, stockholders will have an opportunity to pose questions to the directors whether they attend in-person or virtually via the internet.
Process for Stockholder Proposals and Director Nominations
Stockholder Proposals Included in Our Proxy Materials
If you wish to submit a proposal for inclusion in next year’s proxy statement, we must receive the proposal on or before November 24, 2022, which is 120 calendar days prior to the anniversary of the mailing date of this year’s Proxy Statement. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
Director Nominations (including Proxy Access) and Other Matters to be Brought Before the 2023 Annual Meeting of Stockholders
Under our bylaws, the following process applies if you wish to nominate a director or bring other business before the stockholders at the 2023 annual meeting of stockholders without having your proposal included in next year’s proxy statement.
•You must notify the Corporate Secretary in writing at our principal executive offices between January 4, 2023, and February 3, 2023; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 5, 2023, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the later of the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	65

•Your notice must contain the specific information required by our bylaws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters. Our proxy access bylaw, discussed below, has additional requirements for nominees submitted through the proxy access process. The proxy access provisions permit a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements to include director nominees in our proxy materials for annual meetings. In order to be eligible to use the proxy access provisions, eligible stockholders, among other requirements, must have owned 3% or more of our outstanding Common Stock continuously for at least three years. The maximum number of stockholder-nominated candidates under the proxy access provisions of our bylaws is equal to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors on our Board as of the last day on which a proxy access notice may be delivered. The submission process described above applies to nominees submitted through this proxy access process.

In addition to the above requirements, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Peabody’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

You can obtain a copy of our bylaws, without charge, by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investor,” and then “Governance Documents.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority.
Householding of Proxies
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements, and notices of internet availability with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement and/or notices of internet availability addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports, proxy statements, and notices of internet availability, delivering a single annual report, proxy statement, and notice of internet availability to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, and/or notice of internet availability in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report, proxy statement, and/or notice of internet availability, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.
At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by calling (314) 342-3400.
Additional Filings
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investor,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.
In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	66

subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Costs of Solicitation
The accompanying proxy is being solicited by and on behalf of the Board. Peabody is paying the cost of preparing, printing, and mailing these proxy materials. We have engaged Morrow Sodali to assist in distributing proxy materials, soliciting proxies, and in performing other proxy solicitation services for a fee of $20,000 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Morrow Sodali. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	67

OTHER BUSINESS
The Board is not aware of any matters requiring stockholder action to be presented at the 2022 Annual Meeting other than those stated in the 2022 Notice of Annual Meeting. Should other matters be properly introduced at the 2022 Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.
We will provide to any stockholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC. Any such request should be directed to Investor Relations, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.
By Order of the Board of Directors,
SCOTT T. JARBOE
Chief Administrative Officer and Corporate Secretary

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	68

APPENDIX A: QUESTIONS AND ANSWERS
Q:    Why did I receive a notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?
A:    In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation 2021 Annual Report on Form 10-K, by providing access to them via the internet. We believe this allows us to provide our stockholders with the information they need, while reducing delivery costs and the environmental impact of our 2022 Annual Meeting.
Some stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed which tells them how to access and review all the proxy materials on the internet. The Notice also provides information about how to submit a proxy on the internet or by telephone. If you received a Notice and would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.
Q:    Why am I receiving these materials?
A:    We are providing these proxy materials to you on the internet or delivering printed versions of these materials to you by mail in connection with our solicitation of proxies to be voted at our 2022 Annual Meeting, which will take place on May 5, 2022. These materials were first made available on the internet or mailed to stockholders on or about March 24, 2022. You are invited to attend the 2022 Annual Meeting in person or virtually via the internet and requested to vote on the items described in this Proxy Statement.
Q:    What is included in these materials?
A:    These materials include:
•Our Proxy Statement for the 2022 Annual Meeting; and
•Our 2021 Annual Report on Form 10-K, which includes our audited consolidated financial statements.
If you received printed versions of these materials, they also include the proxy card/voting instruction form for the 2022 Annual Meeting.
Q:    What am I being asked to vote on?
A:    You are being asked to vote on the following proposals:
•Election of Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon, Bob Malone, and David J. Miller as directors for a one-year term;
•Approval, on an advisory basis, of our named executive officers’ compensation;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022; and
•Any other matter properly introduced at the 2022 Annual Meeting.
Q:    What are the Board’s voting recommendations?
A:    The Board recommends the following votes:
•FOR the election of Samantha B. Algaze, Andrea E. Bertone, William H. Champion, Nicholas J. Chirekos, Stephen E. Gorman, James C. Grech, Joe W. Laymon, Bob Malone, and David J. Miller as directors for a one-year term (Proposal 1);

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	69

•FOR the approval, on an advisory basis, of our named executive officers’ compensation (Proposal 2); and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022 (Proposal 3).
Q:    Will any other matters be voted on?
A:    We are not aware of any other matters that will be brought before the stockholders for a vote at the 2022 Annual Meeting. If any other matter is properly brought before the 2022 Annual Meeting, your proxy will authorize each of Stephen E. Gorman and Scott T. Jarboe to vote on such matters in his or her discretion.
Q:    How do I vote?
A:    If you are a stockholder of record as of the record date you may vote using any of the following methods:
•Via the internet, by visiting the website “www.proxyvote.com” and following the instructions for internet voting on your Notice or proxy card/voting instruction form;
•By dialing 1-800-690-6903 and following the instructions for telephone voting on your Notice or proxy card/voting instruction form;
•If you received your proxy materials by mail, by completing and mailing your proxy card/voting instruction form; or
•By casting your vote in person at the 2022 Annual Meeting.
If you vote over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The telephone and internet voting facilities for the stockholders of record of all shares will close at 10:59 p.m. Central Time on May 4, 2022. The internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.
If you vote by internet or telephone, or return your signed proxy card/voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted for all matters in accordance with the Board’s voting recommendations.
If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by internet or telephone or, if you received your proxy materials by mail, you may complete and mail a proxy card/voting instruction form to your broker or nominee. If you provide specific voting instructions by telephone, internet or mail, your broker or nominee will vote your shares as you have directed. Ballots will be provided during the 2022 Annual Meeting to anyone who wants to vote in person at the 2022 Annual Meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker or nominee to vote in person at the 2022 Annual Meeting.
Q:    Can I change my vote?
A:    Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the 2022 Annual Meeting by:
•Submitting a valid, later-dated proxy card/voting instruction form;
•Submitting a valid, subsequent vote by telephone or the internet at any time prior to 10:59 p.m. Central Time on May 4, 2022;
•Notifying our Corporate Secretary in writing that you have revoked your proxy; or
•Completing a written ballot at the 2022 Annual Meeting.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	70

If your shares are held in a brokerage account in your broker’s or nominee’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.
Q:    Is my vote confidential?
A:    Yes. All proxies, ballots, and vote tabulations that identify how individual stockholders voted will be kept confidential and not be disclosed to our directors, officers, or employees, except in limited circumstances, including:
•When disclosure is required by law;
•During any contested solicitation of proxies; or
•When written comments by a stockholder appear on a proxy card/voting instruction form or other voting material.
Q:    What will happen if I do not instruct my broker how to vote?
A:    If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen depending on the type of proposal. Under NYSE rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe the only proposal that will be considered routine under NYSE rules is Proposal 3, which means your broker may vote your shares in its discretion on that item if you have not provided instructions. This is known as “broker discretionary voting.”
The election of directors (Proposal 1) and approval, on an advisory basis, of our Named Executive Officers’ compensation (Proposal 2) are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions. This will result in a “broker non-vote.”
We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.
Q:    How many shares must be present to hold the 2022 Annual Meeting?
A:    Holders of record of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the 2022 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.
Q:    What vote is required to approve the proposals?
A:    In the election of directors (Proposal 1), the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election for such nominee to be elected. Votes cast exclude abstentions and broker non-votes. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The proposals to approve, on an advisory basis, our Named Executive Officers’ compensation (Proposal 2) and to ratify the appointment of Ernst & Young LLP (Proposal 3), will require approval by the holders of a majority of the shares present in person or by proxy at the 2022 Annual Meeting and entitled to vote. Abstentions will count as a vote against these proposals, and broker non-votes, if any, will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the 2022 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
Q:    What does it mean if I receive more than one Notice or proxy card or voting instruction form?
A:    It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all your shares.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	71

Q:    Who may attend the 2022 Annual Meeting?
A:    All our stockholders as of the close of business on March 10, 2022 may attend the 2022 Annual Meeting.
Q:    What do I need to do to attend the 2022 Annual Meeting?
A:    An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, are required to attend the 2022 Annual Meeting. The registration desk will open at 8:30 a.m. Central Time on the day of the meeting, and the meeting will begin at 9:00 a.m. Central Time. Please note that seating in the meeting room is limited and stockholders may be required to view the meeting from a secondary room.
If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the 2022 Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the 2022 Annual Meeting. We can use that to verify your share ownership and admit you to the meeting; however, you will not be able to vote your shares at the 2022 Annual Meeting without a confirmation of beneficial ownership.
For safety reasons, we will not allow anyone to bring large bags, briefcases, packages, or other similar items into the meeting or secondary rooms, or to record or photograph the meeting. We will follow COVID-19 screening procedures consistent with local requirements and masks will be required by all attendees.
Stockholders can participate in the virtual annual meeting at www.virtualshareholdermeeting.com/BTU2022 by entering the control number found on the proxy card. Further details on how to participate in the virtual meeting are available on proxyvote.com.
As part of our precautions regarding COVID-19, we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance.
Q:    Why are you holding a virtual annual meeting in addition to an in-person meeting?
A:    Due to the continuing public health impact of COVID-19 and to support the health and well-being of our stockholders, the 2022 Annual Meeting will be held in a virtual meeting format in addition to the in-person format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us during the 2022 Annual Meeting so they can ask questions of the Board or management. During the live Q&A session of the 2022 Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the 2022 Annual Meeting, as time permits.
Q:    Do I need to preregister in order to attend the in-person meeting?
A:    In order to ensure that we have ample space at the in-person meeting, we ask that stockholders or their legal proxy holders who wish to attend the 2022 Annual Meeting preregister with Peabody’s Investor Relations Department by sending an email to IR@PeabodyEnergy.com no later than 5:00 p.m. Central Time on Friday, April 29, 2022. If you have questions about the admission process, you may call 314-342-7900.
Your request must include your name, email address, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:
•If you are a stockholder of record (i.e., you hold your shares through Peabody’s transfer agent, American Stock Transfer & Trust Company LLC (AST)), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your proxy materials, (ii) a copy of your AST account statement indicating your ownership of Peabody common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	72

•If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of your voting instruction form provided by your broker or other holder of record as part of your proxy materials, (ii) a copy of a recent bank or brokerage statement indicating your ownership of Peabody common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.
•If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.
Q:    Where can I find the voting results of the 2022 Annual Meeting?
A:    We plan to announce preliminary voting results at the 2022 Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the 2022 Annual Meeting.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	73

APPENDIX B: RECONCILIATION OF CERTAIN NON-GAAP MEASURES

	Year Ended Dec. 31, 2021	Quarter Ended Dec. 31, 2021	Quarter Ended Sept. 30, 2021	Quarter Ended Jun. 30, 2021	Quarter Ended Mar. 31, 2021	Year Ended Dec. 31, 2020	Quarter Ended Dec. 31, 2020	Quarter Ended Sept. 30, 2020	Quarter Ended Jun. 30, 2020	Quarter Ended Mar. 31, 2020	Year Ended Dec. 31, 2019	Quarter Ended Dec. 31, 2019	Quarter Ended Sept. 30, 2019	Quarter Ended Jun. 30, 2019	Quarter Ended Mar. 31, 2019
	(In Millions)
Reconciliation of Non-GAAP Financial Measures
Income from Continuing Operations, Net of Income Taxes	$347.4
Depreciation, Depletion and Amortization	308.7
Asset Retirement Obligation Expenses	44.7
Restructuring Charges	8.3
Changes in Deferred Tax Asset Valuation Allowance and Reserves and Amortization of Basis Difference Related to Equity Affiliates	(33.8)
Interest Expense	183.4
Net Gain on Early Debt Extinguishment	(33.2)
Interest Income	(6.5)
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(43.4)
Unrealized Losses on Derivative Contracts Related to Forecasted Sales	115.1
Unrealized Losses on Foreign Currency Option Contracts	7.5
Take-or-Pay Contract-Based Intangible Recognition	(4.3)
Income Tax Provision	22.8
Adjusted EBITDA (1)	$916.7
Pricing Collar Adjustment to STIP Performance Metric (2)	(434.0)
Fuel Pricing/A$ Collar Adjustment to STIP Performance Metric (2)	28.0
Adjusted EBITDA-STIP (3)	$510.7

Net Cash Provided By Operating Activities	$420.0
Net Cash Used In Investing Activities	(131.5)
Free Cash Flow (4)	$288.5
Adjustment to LTIP Performance Metric (2)	120.6
Free Cash Flow-LTIP (5)	$409.1

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	74

	Year Ended Dec. 31, 2021	Quarter Ended Dec. 31, 2021	Quarter Ended Sept. 30, 2021	Quarter Ended Jun. 30, 2021	Quarter Ended Mar. 31, 2021	Year Ended Dec. 31, 2020	Quarter Ended Dec. 31, 2020	Quarter Ended Sept. 30, 2020	Quarter Ended Jun. 30, 2020	Quarter Ended Mar. 31, 2020	Year Ended Dec. 31, 2019	Quarter Ended Dec. 31, 2019	Quarter Ended Sept. 30, 2019	Quarter Ended Jun. 30, 2019	Quarter Ended Mar. 31, 2019
Income (Loss) from Continuing Operations, Net of Income Taxes	$347.4					$(1,859.8)					$(188.3)
Interest Expense	183.4					139.8					144.0
Net (Gain) Loss on Early Debt Extinguishment	(33.2)					—					0.2
Interest Income	(6.5)					(9.4)					(27.0)
Net Periodic Benefit (Credit) Costs, Excluding Service Cost	(38.3)					(1.8)					19.4
Net Mark-to-Market Adjustment on Actuarially Determined Liabilities	(43.4)					(5.1)					67.4
Income Tax Provision	22.8					8.0					46.0
Annual Operating Profit (6)	$432.2					$(1,728.3)					$61.7
Sales Contract Amortization (2)	(0.2)					4.2					26.6
Restructuring Charges (2)	8.3					37.9					24.3
Net Impact of Asset Impairment (2)	—					1,431.9					270.2
Net Impact of Unrealized Mark-to-Market Charges (2)	115.1					—					—
Income Tax (Payments) Refunds, Net (2)	(11.6)					39.9					9.1
Net Operating Profit After Tax (7)	$543.8					$(214.4)					$391.9

Cash and Cash Equivalents		$954.3	$587.0	$548.3	$580.2		$709.2	$814.6	$848.5	$682.5		$732.2	$759.1	$853.0	$798.1
Cumulative Cash Margin Impacts (2)		120.6	230.1	36.9	10.6		—	—	—	—		—	—	—	—
Available Liquidity Under Letter of Credit Facility (2)		15.3	15.8	15.5	22.8		—	—	—	—		—	—	—	—
Available Liquidity Under Revolving Credit Facility and Accounts Receivable Securitization Program (2)		26.3	12.6	0.3	0.8		19.5	45.5	77.6	505.2		543.6	590.4	348.9	316.0
Less: Minimum Liquidity Required (2)		(800.0)	(800.0)	(800.0)	(800.0)		(800.0)	(800.0)	(800.0)	(800.0)		(800.0)	(800.0)	(800.0)	(800.0)
Excess Cash (8)		$316.5	$45.5	$(199.0)	$(185.6)		$(71.3)	$60.1	$126.1	$387.7		$475.8	$549.5	$401.9	$314.1

Current Portion of Long-Term Debt		$59.6	$59.5	$94.0	$69.4		$44.9	$1,600.1	$10.9	$12.6		$18.3	$23.4	$28.5	$34.8
Long-Term Debt, Less Current Portion		1,078.2	1,268.7	1,324.1	1,411.3		1,502.9	—	1,597.0	1,294.3		1,292.5	1,329.4	1,327.1	1,326.9
Total Stockholders’ Equity		1,820.8	1,042.3	951.8	891.5		981.3	1,100.8	989.3	2,533.3		2,672.5	2,985.0	3,225.8	3,262.1
Cumulative Net Impact of Asset Impairment (2)		—	—	—	—		1,702.1	1,658.9	1,685.0	268.6		270.2	20.0	—	—
Cumulative Impact of Unrealized Mark-to-Market Charges (2)		115.1	264.0	25.6	1.9		—	—	—	—		—	—	—	—
Less: Excess Cash (2)		(316.5)	(45.5)	—	—		—	(60.1)	(126.1)	(387.7)		(475.8)	(549.5)	(401.9)	(314.1)
Invested Capital (9)		$2,757.2	$2,589.0	$2,395.5	$2,374.1		$4,231.2	$4,299.7	$4,156.1	$3,721.1		$3,777.7	$3,808.3	$4,179.5	$4,309.7

Calculation of Non-GAAP Financial Measures
Average Invested Capital (10)	$2,529.0					$4,102.0					$4,018.8
ROIC (11)	21.5%					-5.2%					9.7%
ROIC (11) – 2019-2021 Average	8.7%
Note: Adjusted EBITDA; Adjusted EBITDA-STIP; Free Cash Flow; Free Cash Flow-LTIP; Annual Operating Profit; Net Operating Profit After Tax; Excess Cash; Invested Capital; Average Invested Capital; and ROIC are non-GAAP financial measures. Management believes that non-GAAP performance

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	75

measures are used by investors to measure our operating performance and lenders to measure our ability to incur and service debt. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.
(1)Adjusted EBITDA is defined as income from continuing operations before deducting net interest expense; income taxes; asset retirement obligation expenses; and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of our segment’s operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by management as the primary metric to measure each of our segment’s operating performance.
(2)Item impacting STIP/LTIP performance metric, as described within the Proxy Statement under “Compensation Discussion and Analysis.”
(3)Adjusted EBITDA-STIP is equal to Adjusted EBITDA further adjusted for certain items which impact the STIP performance metric.
(4)Free Cash Flow is defined as net cash provided by operating activities less net cash used in investing activities and excludes cash outflows related to business combinations. Free Cash Flow is used by management as a measure of our financial performance and our ability to generate excess cash flow from our business operations.
(5)Free Cash Flow-LTIP is equal to Free Cash Flow further adjusted for certain items which impact the LTIP performance metric.
(6)Annual Operating Profit is defined as income (loss) from continuing operations before deducting net interest expense; income taxes; net periodic benefit (credit) costs, excluding service cost; and net mark-to-market adjustment on actuarially determined liabilities. Annual Operating Profit is used by management as a measure of our financial performance.
(7)Net Operating Profit After Tax is equal to Annual Operating Profit further adjusted for certain items which impact the LTIP performance metric.
(8)Excess Cash is Peabody’s unrestricted cash and cash equivalents and available liquidity, minus Peabody’s targeted liquidity level.
(9)Invested Capital is the sum of Peabody’s total debt and stockholders’ equity, minus Excess Cash and further adjustments for certain items which impact the LTIP performance metric.
(10)Average Invested Capital is the four-quarter average of Invested Capital.
(11)ROIC is Net Operating Profit After Tax divided by Average Invested Capital.

Peabody | Notice of 2022 Annual Meeting of Stockholders and Proxy Statement	76

Peabody

PEABODY ENERGY CORPORATION
701 MARKET STREET
SAINT LOUIS, MO 63101-1830

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2022. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BTU2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69314-P65404 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PEABODY ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Elect nine directors for a one-year term

Nominees:	**For**	**Against**	**Abstain**
1a. Bob Malone	☐	☐	☐
1b. Samantha B. Algaze	☐	☐	☐
1c. Andrea E. Bertone	☐	☐	☐
1d. William H. Champion	☐	☐	☐
1e. Nicholas J. Chirekos	☐	☐	☐
1f. Stephen E. Gorman	☐	☐	☐
1g. James C. Grech	☐	☐	☐
1h. Joe W. Laymon	☐	☐	☐
1i. David J. Miller	☐	☐	☐

	For	**Against**	**Abstain**
The Board of Directors recommends you vote FOR proposal 2.			
2. Approve, on an advisory basis, our named executive officers' compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3.			
3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held on May 5, 2022:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D69315-P65404

PEABODY ENERGY CORPORATION
Annual Meeting of Stockholders
May 5, 2022 at 9:00 a.m. Central Time
This Proxy Is Solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen E. Gorman and Scott T. Jarboe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Peabody Energy Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 5, 2022, at the Marriott St. Louis West, 660 Maryville Centre Drive, St. Louis, Missouri 63141, virtually via the Internet at http://www.virtualshareholdermeeting.com/BTU2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side